EXHIBIT 10.2
DATED 1st January 2022

ZAGREBAČKA PIVOVARA d.o.o.
- and -
SERGII IESKOV

DIRECTORS SERVICE AGREEMENT

THIS AGREEMENT is made on 1st January 2022

BETWEEN

(1) ZAGREBAČKA PIVOVARA d.o.o., Ilica 224, OIB: 83771985821, represented by Mr. Miroslav Holjevac, president of the Management Board and Ms. Slavica Kozina, member of the Management Board (the “Company”)

And

(2) Mr. SERGII IESKOV, Zagreb, Vinogradska 134, OIB: 21045277405 (the “Executive”)

WHEREBY IT IS AGREED as follows:

1. Definitions In this Agreement:

“Appointment”	means the Executive’s employment under this Agreement.
“Associated Company”	means a company which is from time to time a subsidiary of the Parent (other than the Company).
the “CEO”	means the CEO from time to time of the Parent.
“Garden Leave”	means any period of suspension or complete exclusion as described in clause 15.
The “Parent”	means Molson Coors Beverage Company, the indirect ultimate parent company of the Company

2. Appointment

2.1 The Executive shall serve the Company as the President and CEO of Molson Coors EMEA & APAC (grade GGS 20) or in such other capacity of a like status as the Company or the CEO may require unless and until his employment shall be terminated by either the Company or the Executive in accordance with this Agreement.

3. Probationary Period

3.1 There is no probationary period applicable to this appointment.

4. Powers and Duties

4.1 The Executive shall exercise such powers and perform such duties in relation to the business of the Company or any Associated Company as may from time to time be vested in or assigned to him by the Company. The Company reserves the right to require the Executive to cease to perform part of his duties and/or to require him to perform additional duties (provided such duties are not inappropriate to his status). The Executive shall comply with all reasonable and lawful directions from, and all regulations, policies, and procedures of, the Company and the Parent. At any time, the Company may appoint any person or persons to act jointly with the Executive to discharge his duties and functions under this agreement. The job description is enclosed to this Agreement and constitutes its essential part as Enclosure 1.

4.2 The Executive shall report to the CEO and shall at all times promptly give to the CEO (in writing if so requested) all information, advice and explanations as it may reasonably require in connection with matters relating to his employment or directorship under this Agreement or with the business of the Company generally. The Executive shall obey all lawful and reasonable directions of the CEO.

4.3 If requested by the Company, the Executive shall act as a director of the Company. The Executive shall also carry out duties on behalf of any Associated Company, including, if required by the CEO, acting as an officer or director of any such Associated Company. If the Executive is appointed as a statutory director of either the Company or any Associated Company he shall comply with his statutory duties as a director under the Companies Act (or equivalent act governing the operations of the Associated Company) and any other duties owed to the Company and any Associated Company of which he is a director. He shall also comply with the articles of association of the Company and any Associated Company of which he is a director.

4.4 The Executive shall immediately report his own wrongdoing and any actual or suspected wrongdoing on the part of other staff of the Company or any Associated Company of which he becomes aware.

4.5 The parties agree that the Executive shall be independent in determination of the working hours whereby, to perform his work properly and timely, the Executive shall ensure when determining the schedule of working hours that his work is performed every working day (meaning working day of the Company), regularly from 8:00 to 16:00 Monday to Friday, at least 40 hours a week, and more if necessary, and as needed on weekends and holidays. Provisions of the Labour Law which are regulating maximum duration of the working hours, working at night, daily and weekly rest shall not be applicable to the Executive.

4.6 The Executive shall devote the whole of his working time, attention and abilities during those hours to carrying out his duties in a proper, loyal and efficient manner. The Executive shall well and faithfully serve the Company and any Associated Company and use his utmost efforts to promote the interests thereof.

4.7 During the performance of his duties of employment, the Executive shall travel to such places inside, and outside Croatia as the Company or CEO may from time to time require. It is not expected that the Executive will be required to work outside of Croatia for more than one month at a time.

4.8 The Executive’s normal place of work shall be in the Company’s business premises or at such other place in Croatia as the Company may from time to time determine on either a temporary or permanent basis.

5. Salary and Incentives

5.1 The Executive shall receive a monthly salary of HRK 230,769.24 (gross), payable latest until the 15th day of each month for his services during the previous month (inclusive of any director’s fees and salaries which may be payable to the Executive by the Company or any Associated Company), less normal deductions for tax and employee contributions.

5.2 The Executive shall be entitled to participate in the Company’s annual cash incentive scheme, Molson Coors Incentive Plan (MCIP) in accordance with the rules of the MCIP prevailing at that time. However, the Company reserves the right to discontinue or amend the terms of the MCIP or any replacement thereof annual cash incentive scheme at any time and from time to time without any obligation to provide a replacement or equivalent incentive scheme or to pay compensation in respect of such amendment or withdrawal. The Executive acknowledges that he has no contractual or other legal right to receive any annual cash incentive payment and that the Company is under no obligation to operate any cash incentive scheme. He further acknowledges that he will not acquire such a right (or to receive any cash incentive payment at a particular level), nor shall the Company come under such an obligation, merely by virtue of the Executive having received one or more cash incentive payments during the course of the Appointment. The Executive will cease to be eligible to receive any payments under the MCIP if he is not employed at the payment date.

5.3 The Company will first review (but shall not be obliged to increase) the salary payable under this Agreement on 1 April 2023. Thereafter at least once in each 12 months the Company shall review (but shall not be obliged to increase) the salary payable under this Agreement.

5.4 The Executive is entitled to payment of “the 13th salary” in the gross amount of the average monthly gross salary.

5.5 The Executive is entitled to the relocation support in accordance with the Global Transfer policy, schooling allowance for his children (international grammar and high school) and medical coverage (health insurance) for his spouse.

5.6 The Executive shall not be entitled to any other salary or fees as an officer, director or employee of the Company or any Associated Company.

5.7 The Company shall be entitled to deduct from the Executive’s salary or other remuneration (including but not limited to any MCIP payments, commission, payment in lieu of notice, holiday pay and sick pay) all or any sums owed by him to the Company including, but not limited to, advances, overpayments, unauthorised expenses, relocation costs, the costs of repairing or replacing any equipment or property belonging to the Company or any Associated Company which has been lost or damaged by the Executive or any loss suffered by the Company as a result of any neglect or breach of duty by the Executive.

Life Insurance

5.8 The Executive is eligible to participate in SwissLife insurance plan with 2 (two) times salary life assurance up to absolute maximum of EUR 1,500,000 payable up to the 65th birthday of the member subject to the Rules of that plan. SwissLife is fully discretionary benefit, and the Company reserves the right, in its absolute discretion, to close or amend any such plans and schemes and shall not be obliged to provide a replacement scheme or to compensate the Executive for any loss in benefits incurred as a result of such closure or amendment (save as may be required by law).

6. Car or Car Allowance

6.1 The Company shall provide for the Executive a company car in line with the Company Car Policy in force from time to time.

7. Other Benefits and Stock Options

7.1 The Executive will be eligible to participate in the Molson Coors Long Term Incentive Plan (the “Plan”), subject to the terms of the Plan. The Company reserves the right to discontinue or amend the terms of this Plan at any time and from time to time and, in such event, the Parent, the Company or any Associated Company shall not be required to provide a replacement plan or to pay compensation in respect of such discontinuance or amendment. The Executive acknowledges that he has no right to receive an annual allocation (or an allocation of a particular level) under the Plan and that the Company is under no obligation to operate a long term incentive plan. The Executive also acknowledges that he will not acquire such a right, nor shall the Company come under such an obligation, merely by virtue of having received one or more allocations or payments (or allocations or payments of a particular level) under this or any other plan during the course of his employment.

7.2 The Executive shall maintain his membership of all professional, trade and other bodies deemed necessary by the Company or statute for the performance of his duties hereunder. The Executive shall be entitled to payment or reimbursement by the Company of up to two subscriptions to recognised professional bodies where such a professional body is directly related to the Executive’s current job or to his normal professional skills.

7.3 The Executive shall be entitled to purchase goods or services from the Company or any Associated Company with the benefit of such discount and commissions as are from time to time authorised by the CEO.

8. Expenses

8.1 The Company shall reimburse to the Executive against production of satisfactory receipts, if requested, all reasonable travelling, hotel, entertainment and other out‑of‑pocket expenses which he may from time to time be authorised to incur in the execution of his duties herein. Such expenses must be incurred in accordance with the Company’s Travel and Expenses policy from time to time in force.

9. Holidays

9.1 The Executive is entitled to 30 working days of paid annual holiday in every holiday year (calendar year) to be taken at such times as may be approved by the CEO.

9.2 The Company may at its discretion require the Executive to take (or not take) during his notice period any holiday entitlement which has accrued by the date of the termination of his employment, but which has not been taken, including where the Company has exercised its right to place the Executive on garden leave in accordance with clause 16.2 of this agreement.

10. Sickness and other paid leave

10.1 Subject to the production of medical certificates satisfactory to the Company (as required) and compliance with the Company’s attendance management policy and procedure in relation to the reporting of sickness absence, if the Executive is absent from work due to sickness or accident, he shall be entitled to receive salary compensation in the amount of 100% of his monthly gross salary during the first 42 days of sickness absence, and thereafter he shall be entitled to the salary compensation in the amount of the difference between the net salary amount he would receive based on his base agreed monthly gross salary and the sick leave pay awarded by the Croatian Health Insurance Institute (“Company Sick Pay”).

10.2 Subject to the production of medical certificates satisfactory to the Company (as required) and compliance with the Company’s attendance management policy, if the

Executive is absent from work due to the usage of the parental leave, he shall be entitled to receive the salary compensation in the amount of the difference between the 50% of the net salary amount he would receive based on his base agreed monthly gross salary and the sick leave pay awarded by the Croatian Health Insurance Institute (“Company Sick Pay”).

10.3 Any Company Sick Pay in addition to that to which the Executive is entitled under clause 10.1 and 10.2 shall be at the discretion of the CEO. Such remuneration shall include any statutory sick pay the Company is obliged to pay to the Executive.

10.4 In addition to the leave provisions set out in this Agreement the Executive is entitled to other paid statutory leave for which he qualifies. Details of the other types of paid leave that the Executive may be entitled to are available from the HR department. Unless stated otherwise, these do not form part of the Executive’s contract of employment and the Company may amend them at any time.

11. Confidential Information

11.1 For the purposes of this clause 11 “Confidential Information” means, without limitation:
(i) trade secrets,
(ii) any inventions or improvements which the Executive may from time to time make or discover in the course of his duties,
(iii) details of suppliers, their services, or customers and the services and their terms of business,
(iv) prices charged to and terms of business with clients,
(v) marketing plans and sales forecasts,
(vi) any proposals relating to the future of the Parent, the Company, an Associated Company or their respective businesses or any part thereof,
(vii) details of employees and officers and of the remuneration and other benefits paid to them,
(viii) any existing or proposed business ventures, acquisitions, disposals, production agreements or outsourcings relating to the Parent, the Company or any Associated Company,
(ix) information relating to any business matters, corporate or strategic or business plans, management systems, finances, marketing or sales of any past, present or future products or services, management reports, processes, inventions, designs, know how, pitch lists, discoveries, technical specifications and other technical information relating to the creation, production or supply of any past, present or future products or service of the Parent, the Company or any Associated Company,
(x) any information given to the Parent, the Company or any Associated Company in confidence by clients/customers, suppliers or other persons,

(xi) any other information (whether or not recorded in documentary form, or on computer disk or tape) which is confidential or commercially sensitive and is not in the public domain,
(xii) any other information which is notified to the Executive as confidential; and
(xiii) any other information which the Executive should reasonably expect that the Parent, the Company or any Associated Company would regard as confidential or commercially sensitive.

11.2 The Executive acknowledges that in the ordinary course of his employment he will be exposed to Confidential Information. The Executive shall not, either during this Appointment, or at any time thereafter without limitation in time, except in the proper course of his duties (or as required by law), directly or indirectly:

(a) use, divulge, or disclose, or
(b) through any failure to exercise all due care and diligence, cause or permit to be disclosed,

to any person any other Confidential Information concerning the business or affairs of the Parent, the Company or any Associated Company, or any of their clients or customers, which may have come to his knowledge at any time during his employment by the Parent, the Company or any Associated Company.

11.3 The Executive shall be responsible for protecting the confidentiality of the Confidential Information and shall use his best endeavours to prevent the use, disclosure or communication of any Confidential Information and inform the CEO immediately on becoming aware or suspecting that any Confidential Information has been used, disclosed or communicated.

11.4 Clause 11.2 will cease to apply to Confidential Information which enters the public domain other than (directly or indirectly) by way of unauthorised disclosure or unauthorised use by any person (whether or not by the Executive).

12. Restrictions During the Appointment

12.1 The Executive shall not during the Appointment directly or indirectly be employed by, provide services to, or be an officer or director, agent, partner or consultant of, or have any financial interest in, or otherwise be concerned or interested in, any trade, business or occupation other than the business of the Company except:

(a) with the prior written consent of the CEO, but consent may be given subject to any terms or conditions which the CEO requires, a breach of which shall be deemed to be a breach of the terms of this Agreement; or

(b) as a holder of not more than 3% of any class of shares, debentures or other securities in a company which is listed or dealt in on a Recognised Investment Exchange.

12.2 In this clause the expression “occupation” includes any public or private work (whether for profit or otherwise) which, in the reasonable opinion of the Company, may hinder or otherwise interfere with the efficient and full performance by the Executive of his duties under this Agreement. The Executive confirms that prior to entering into this Agreement, he has fully disclosed to the Company in writing all circumstances of which he is aware in respect of which there is, or might be perceived to be, a conflict of interest between the Company or any Associated Company and the Executive or his spouse, civil partner (or anyone living as such), children, parents or other close family member and he agrees to promptly disclose to the CEO any further such circumstances which may arise during this Agreement.

12.3 In the event that the Executive becomes aware of any actual or potential conflict of interest between himself (or a member of his immediate family) and the Company or any Associated Company, he shall immediately give full details of it to the CEO and shall comply with any reasonable instructions of the CEO regarding the resolution of such conflict.

12.4 The Executive shall not during the Appointment directly or indirectly have any dealings with any of the Parent’s, the Company’s or any Associated Company’s past, current or prospective suppliers, customers, agents or clients with whom he has had direct or indirect business dealings, or with the competitors of the Parent, the Company or any Associated Company, other than:

(a) for the legitimate business interests of the Parent, the Company or any Associated Company;
(b) on a purely social basis; or
(c) with the prior consent of the CEO.

12.5 The Executive shall not during the Appointment either on his own behalf or on behalf of any person, firm or company directly or indirectly:
(a) solicit or endeavour to entice away from the Parent, the Company or any Associated Company an employee, or discourage from being employed by the Parent, the Company or an Associated Company any person who, to the knowledge of the Executive, is an existing or prospective Restricted Employee of the Parent, the Company or any Associated Company;
(b) employ or receive services from any Restricted Employee;
(c) procure or assist or facilitate another person to employ or receive services from any Restricted Employee.

A “Restricted Employee” means any person who is already employed in, or is in the process of being recruited by, the Parent, the Company or any Associated Company into a senior management role.

12.6 The Executive shall not during the Appointment copy or memorise Confidential Information (as defined in clause 11) or trade secrets of the Parent, the Company or any Associated Company with a view to using or disclosing such information for a purpose other than for the benefit of the Parent, the Company or any Associated Company.

12.7 The Executive shall not, without the prior written consent of the CEO, other than in the performance of his duties, whether during his employment or after its termination, either directly or indirectly:

(a) publish an opinion, fact or material;
(b) deliver any lecture or address;
(c) make any untrue or misleading statement;
(d) participate in the making of any film, radio broadcast or television transmission; or
(e) communicate with any representative of the media (including but not limited to television (terrestrial, satellite and cable), radio, the internet, newspapers and other journalistic publications) or any third party, relating to the business or affairs of the Parent, the Company or any Associated Company or to any of its or their officers, employees, customers, clients, suppliers, distributors, agents or shareholders or to the development or exploitation of any Intellectual Property belonging to the Parent, the Company or any Associated Company.

12.8 The Executive shall not during the Appointment, encourage, procure or assist any third party to do anything which, if done by the Executive would be a breach of this clause 12.

13. Post-termination Restrictions

13.1 In this clause 13 the following words and phrases shall have the following meanings:
(i) “Prospective Customer” means any person, firm or company who in the 12 months immediately prior to the Restriction Date has been (i) an active target of the Parent, the Company or any Relevant Associated Company, or (ii) offered contract terms by the Parent, the Company or any Relevant Associated Company, or (iii) participating in active negotiations with the Parent, the Company or any Relevant Associated Company in respect of the supply of goods or services by the Parent, the Company or any Relevant Associated Company and with whom the Executive:

(a) had dealings on behalf of the Parent, the Company or any Relevant Associated Company; or

(b) was responsible or concerned via an employee, agent or consultant of the Parent, the Company or any Relevant Associated Company who reported to him; or
(c) about whom the Executive possessed Confidential Information.

(ii) “Relevant Associated Company” means any Associated Company for which the Executive has performed services under this agreement or for which the Executive has had material operational management responsibility or has provided material services or about which the Executive possessed Confidential Information at any time during the period of 12 months immediately prior to the Restriction Date”;

(iii) “Relevant Products or Services” means any products or services sold or supplied by the Company or any Associated Company during the period of 12 months immediately prior to the Effective Date and with which sale or supply the Executive was directly involved, concerned or connected or about which he possessed Confidential Information;

(iv) “Restricted Business” means those of the businesses of the Parent, the Company and the Relevant Associated Companies with which the Executive was involved to a material extent at any time during the period of 12 months immediately prior to the Restriction Date;

(v) “Restricted Customer” means any firm, company or other person who at any time during the period of 12 months immediately prior to the Restriction Date, was a customer of, or in the habit of dealing with the Parent, the Company or any Relevant Associated Company and with whom or which the Executive;

(a) had dealings on behalf of the Parent, the Company or any Relevant Associated Company; or
(b) was responsible or concerned via an employee, agent or consultant of the Parent, the Company or any Relevant Associated Company who reported to him; or
(c) about whom the Executive possessed Confidential Information

(vi) “Restricted Employee” means any person who, at the date of the termination of the Executive’s employment, was employed by the Parent, the Company or any Relevant Associated Company at Senior Executive level or above or was an employee or consultant, and in either case with whom the Executive worked or had material dealings or whose work he was responsible for or managed during the period of 12 months immediately prior to the Restriction Date; and

(vii) “Restricted Supplier” means any firm, company or other person who at any time during the period of 12 months immediately prior to the Restriction Date, was a provider or supplier or a prospective provider or supplier of goods or services (other than utilities and goods or services supplied for administrative purposes) to the Parent, the Company or any Relevant Associated Company, including any person who provided services to the Parent, the Company or any Relevant Associated Company by way of a consultancy agreement, and with whom the Executive dealt to a material extent during that period or for whom the Executive had responsibility;

(vii) “Restricted Territory” means those countries in Europe, the Middle East and Africa (EMEA) and the Asia Pacific Region (APAC) where on the Restriction Date the Parent, the Company or any Associated Company was engaged in the research into, development, distribution, sale or supply of or otherwise dealt with Relevant Products or Services.

(ix) “Restriction Date” means the earlier of the date of termination of this Agreement and the start of any period of Garden Leave under clause 16.

13.2 The Executive will not, without the prior written consent of the CEO, for a period of 12 months immediately following the Restriction Date, canvas, solicit or approach, or cause to be canvassed, solicited or approached, for the purpose of obtaining business, orders or custom any person, firm or company who was (i) a Restricted Customer, or (ii) a Prospective Customer with a view to providing them with any Competing Products or Services.

13.3 The Executive will not, without the prior written consent of the CEO, for a period of 12 months immediately following the Restriction Date, solicit or attempt to solicit or place orders for the supply of products or services from a Supplier if as a result the Supplier may reasonably be expected to cease supplying or materially reduce its supply or vary detrimentally the terms on which it supplies products or services to the Parent, the Company or any Relevant Associated Company.

13.4 The Executive will not, without the prior written consent of the CEO, for the period of 12 months immediately following the Restriction Date perform or agree to perform any services or supply or agree to supply any goods to any person, firm or company who was (i) a Restricted Customer, or (ii) a Prospective Customer, or (iii) a Restricted Supplier if as a result that Restricted Customer or Prospective Customer may reasonably be expected to cease to use or materially reduce its usage of the products or services of the Parent, the Company or any Associated Company or in respect of the Supplier, if the Supplier may reasonably be expected to cease supplying or materially reduce its supply or vary detrimentally the terms on which it supplies products or services to the Parent, the Company or any Relevant Associated Company.

13.5 The Executive will not, without the prior written consent of the CEO, for the period of 12 months immediately following the Restriction Date,

(a) offer employment to or employ any Restricted Employee; or
(b) offer or conclude any contract for services with any Restricted Employee; or
(c) procure, or facilitate or assist in the making of such an offer of employment or contract for services to a Restricted Employee by any person, firm, company or other organisation; or
(d) entice away any Restricted Employee from the employment of the Parent, the Company or any Associated Company.

13.6 The Executive will not without the prior written consent of the CEO, for the period of 12 months immediately following the Restriction Date, be engaged in, provide services to, be an officer of, have any financial interest in, or be concerned with in any capacity, in any business concern providing Competing Products or Services within or related to the Restricted Territory, including but not being limited to the following competitors of the Company:

(i) Anheuser-Busch InBev;
(ii) Asahi;
(iii) Carlsberg; and
(iv) Heineken.

(“Contractual prohibition of competition”).

The Company’s competitors change from time to time and the Company reserves the right to notify you of any changes to the above list.

13.7. In case of termination of the employment, the Company undertakes to pay the Executive for a period of 12 months (during the duration of the Contractual prohibition of competition) the amount equal to the half of the average monthly salary paid to the Executive in the last three months before the termination of the employment as a compensation for Contractual prohibition of competition. The Company shall not be obliged to pay the compensation for Contractual prohibition of competition in case of termination caused by any reason specified in Article 17.6 of this Agreement.

The Company may unilaterally, without giving a reason, waive from the Contractual prohibition of competition referred to in this Article at any time. In the event of withdrawal from the Contractual prohibition of competition, the obligation to pay the compensation ceases after two months from the submission of a written statement of withdrawal. This paragraph does not apply if the Company released the Executive from the Contractual prohibition of competition, in writing, before the termination of employment or the contracting parties have entered into an agreement to that effect.

13.8 The Executive will not encourage, assist or procure any third party to do anything which, if done by the Executive would be in breach of clauses 13.2 to 13.6 above.

13.9 Clause 13.6 shall not prevent the Executive from being a holder of not more than 3% of any class of shares, debentures or other securities in a company which is listed or dealt in on a Recognised Investment Exchange nor being employed, engaged, concerned or interested in any business insofar as the Executive’s duties or work relate solely to geographical areas where the business is not in competition with the Parent, the Company or any Relevant Associated Company.

13.10 The obligations imposed on the Executive by this clause 13 extend to him acting not only on his own account but also on behalf of any other firm, company or other person and shall apply whether he acts directly or indirectly.

13.11 The Executive agrees that:
(a) each of the sub-paragraphs contained in this clause 13 constitutes an entirely separate, severable and independent covenant and restriction on him;
(b) the duration, extent and application of each of the restrictions contained in this clause 13 is no greater than is necessary for the protection of the goodwill and trade connections of the Company; and
(c) if the Executive is offered new employment, or a new appointment or engagement he agrees to immediately bring the terms of this clause 13 to the attention of the person making the offer.
(d) if a restriction on his contained in this clause 13 is found void but would be valid if some part of it were deleted or amended, the restriction shall apply with such deletion or amendment as may be necessary to make it valid and effective.

14. Return of Property

14.1 For the purposes of this clause 14, “Property” means keys, mobile phone, computer equipment, all lists of clients or customers, correspondence and all other documents, disks, information storage devices, papers and records (including, without limitation, any records stored by electronic means, together with any codes or implements necessary to give full access to such records), system designs, software designs, software programmes (in whatever media), presentations, proposals or specifications which may have been prepared by him or have come into his possession, custody or control in the course of his employment. This shall include all copies, reproductions, extracts and summaries of any of the above.

14.2 The Executive shall upon termination of this Agreement, or whenever requested by the Company, including if he is placed on garden leave in accordance with clause 16.2:
(a) immediately deliver up to the Company all Property of the Parent, the Company or any Associated Company and the Executive shall not be entitled to and shall not retain any copies thereof. Title and copyright therein shall vest in the Company.

(b) provide access (including passwords) to any computer or other equipment or software in his possession or under his control which contains information relation to the Parent, the Company or any Associated Company. The Executive also agrees that the Company is entitled to inspect, copy and/or remove any such information from any such computer, equipment or software owned by the Executive or under his control and the Executive agrees to allow the Company reasonable access to the same for these purposes.

15. Directorships

15.1 The removal of the Executive from the office of director or Supervisory board of the Company or any Associated Company or the failure of the Company to re‑elect the Executive as a director or a member of the Supervisory board of the Company or any Associated Company, if under the Articles of Association for the time being of the Company he shall be obliged to retire by rotation or otherwise, shall not terminate his employment under this Agreement.

15.2 The Executive shall not except with the consent of the Company during his employment resign his office as a director or a member of the Supervisory board of the Company or any Associated Company or do anything which could cause him to be disqualified from continuing to act as such a director or a member of the Supervisory board.

15.3 The Executive shall resign as a director or a member of the Supervisory board of the Company and all Associated Companies with immediate effect on the termination of this Appointment or (if so requested by the Company) with effect from the date when the Company exercises all or any of its rights under clause 16.

16. Suspension and Garden Leave

16.1 The Company may suspend the Executive for a reasonable period on full pay for the purpose of investigating the substance of any potential disciplinary matter involving the Executive and holding a disciplinary hearing or in any other circumstances where the Company considers the Executive’s continued presence on the Company’s premises may hinder an investigation. The Executive must not during any period of suspension, without the written consent of the Company, go to any premises of the Parent, the Company or any Associated Company or contact or deal with any employee, customer, client or supplier of the Parent, the Company or any Associated Company.

16.2 Where either the Company or the Executive gives notice to terminate this Appointment, the Company may require the Executive to cease to perform all or part his duties under this Agreement and/or not to attend at the Company’s premises during all or any part of the notice period as the Company so decides. The Company may require the Executive during part or all of such period to perform part but not all of his normal duties or to perform duties different from his normal duties, including carrying out specific projects or tasks (but not being duties inappropriate to his status) and working from home. The Executive shall comply with any other reasonable instructions and conditions imposed by the Company during such period.
16.3 During any period of Garden Leave in accordance with clause 16.2, the Company shall continue to pay the Executive his normal salary and provide other contractual benefits to which he has an entitlement under this Agreement. Whilst the Executive will remain entitled to receive any MCIP payments earned prior to his Garden Leave but due to be paid during Garden Leave, the Executive shall not be entitled to any further accrual or payment of any incentive, bonus or commission payments not yet earned on the date the Executive’s Garden Leave began. During this period the Executive, who shall remain in employment, shall continue to be bound by all obligations owed to the Company under this Agreement.

16.4 The Executive must not during Garden Leave directly or indirectly be employed by or retained by or advise or assist any other person, company or entity in any capacity whether paid or unpaid.

16.5 The Executive shall during Garden Leave remain available to perform any reasonable duty requested by the Company and shall co-operate generally with the Company to ensure a smooth hand over of his duties. Should the Executive fail to make himself available for work having been requested by the Company to attend, his absence shall be deemed as unjustified and the Executive shall have no right to salary and contractual benefits in respect of such period of non‑availability.

16.6 The Company may appoint another individual to carry out the duties of the Executive during any period that he is on Garden Leave in accordance with this clause 16.

16.7 During Garden Leave, the Executive must not make contact (including socially) with any employees, agents, suppliers or customers or clients of the Parent, the Company or any Associated Company except as directed by the Company.

16.8 The Executive must not make any public announcement of his departure from the Company prior to or during Garden Leave save at a time and in terms reasonably directed by the Company.

17. Termination of Employment

17.1 The Company may terminate the Executive’s employment by serving 3 months’ written notice on the Executive. The Executive may terminate his employment by serving 3 months’ written notice on the Company.

17.2 In case of termination of this Agreement by the Company, except in case of termination due to the reasons under 17.6, the Executive is entitled to the severance pay in the amount of 24 (twenty four) gross monthly salaries, calculated according to the salary he received for the month preceding the notice of termination. The severance pay is paid no later than 15 days from the day of issuing the notice of termination, provided that the Executive's employment cannot be terminated before the severance pay is paid.

17.3 The severance pay referred to in the previous paragraph of this Article does not exclude the severance pay the Executive is entitled in accordance with the applicable Company Collective Agreement, whereby for the purpose of calculating severance pay based on applicable Company Collective Agreement, the length of service of the Executive Director with the Company will be calculated starting from the January 1, 2022.

17.4 The Company reserves the right to withhold any payments to the Executive on termination of his employment subject to his compliance with clauses 14, 15.3 and all other terms of this Agreement.

17.5 If the Executive:
(a) Without any reasonable cause neglects, omits or refuses to perform all or any of his duties or obligations under this agreement to the reasonable satisfaction of the CEO;
(b) becomes a patient for any purpose of any statute relating to mental health; or
(c) is convicted of any criminal offence (other than a motoring offence for which no custodial sentence is given to him, unless that motoring offence involves driving over the legal alcohol limit or whilst under the influence of prohibited substances, or is an offence which does not in the opinion of the CEO affect his position under this agreement); or
(d) shall declare personal insolvency under the Consumer Insolvency Act (OG 100/15, 67/18);
(e) or shall be or become prohibited by law from being a director; or
(f) shall be guilty of any gross misconduct (which, for the avoidance of doubt, includes any conduct whether during the course of or outside his which tends to bring the Parent, the Company or any Associated Company into material disrepute e.g. driving whilst over the legal alcohol limit), or gross negligence or shall commit any serious or persistent breach of any of his obligations to the Parent, the Company or any Associated Company (whether under this Agreement or otherwise);
(g) commits any act of fraud, dishonest, corrupt practice, a breach of the Croatian bribery regulations relating to the Parent, the Company or any Associated Company. Misconducts himself whether during or outside the course of his duties under this Agreement in such a way that in the reasonable opinion of the CEO, the business, operation, interests or reputation of the Parent, the Company or any Associated Company is or is likely to be prejudicially affected;
(h) shall refuse or neglect to comply with any lawful orders given to him by the Company;

(i) resigns as a director of the Parent, the Company or any Associated Company without the Company’s consent.

then the Company shall be entitled to terminate this agreement immediately without notice in writing and without obligation to pay any compensation to the Executive.

17.6 The Agreement cannot be terminated during Executive’s temporarily inability to work due to the sickness or other justified absence (business trip, education etc.)

17.7 Any delay or forbearance by the Company in exercising any right of termination shall not constitute a waiver of it.

17.8 The Executive acknowledges the Parent Board of Directors has adopted a clawback policy and that the Executive is subject to the terms of the clawback policy, as the same may be modified or amended from time to time, and he acknowledges that the terms of the clawback policy are incorporated into this Agreement by this reference.

18. Intellectual Property

18.1 For the purposes of this clause 18 the following words and phrases shall have the following meanings:

(i) “Works” means all works, designs, innovations, inventions, improvements, processes, get-up, trade marks and trade names.
(ii) “Company Works” means all Works authored, originated, conceived, written or made by the Executive alone or with others (except only those Works which are authored, originated, conceived, written or made by the Executive wholly outside the course of his employment).
(iii) “Intellectual Property Rights” means any and all patents, trade marks, signs and services marks, rights in designs, trade or business names or signs, copyrights, database rights and topography rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world.

18.2 The parties foresee that the Executive may create Company Works during the course of this Appointment. All Company Works shall vest in and be owned by the Company immediately upon their creation. It shall be part of the Executive’s normal duties at all times to:

(i) consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company with which the Executive is concerned or for which the Executive is responsible might be improved; and

(ii) promptly disclose to the Company full details of any invention or improvement which the Executive may from time to time make or discover in the course of his duties including, without limitation, details of all Company Works; and
(iii) further the interests of the Company’s undertaking with regard thereto with the intent that subject to Croatian Copyright Act the Company shall be entitled to the sole and absolute ownership of any such Company Works and to the exclusive use thereof free of charge and free of any third party rights.

18.3 To the extent such rights do not vest immediately in the Company the Executive hereby agrees to assign to the Company all of the Executive’s right, title and interest in the Company Works together with all of his right, title and interest in any and all Intellectual Property Rights which subsist from time to time in the Company Works.

18.4 To the extent such rights do not vest immediately in the Company the Executive hereby assigns to the Company all future copyright in the Company Works and the parties agree that all such future copyright shall vest in the Company.

18.5 The Executive shall not knowingly do anything to imperil the validity of any patent or protection or any application therefore, relating to any of the Company Works but shall at the cost of the Company render all possible assistance to the Company both in obtaining and in maintaining such patents or other protection.

18.6 The Executive shall not either during the Executive’s employment or thereafter exploit or assist others to exploit any of the Company Works or any invention or improvement which the Executive may from time to time make or discover in the course of his duties or (unless the same shall have become public knowledge) make public or disclose any such Company Works or invention or improvement or give any information in respect of it except to the Company or as the Company may direct.

18.7 The Executive hereby irrevocably authorises the Company for the purposes of this clause 18 to make use of his name and to sign and to execute any documents or do any thing on his behalf (or where permissible to obtain the patent or other protection in the Company’s own name or in that of its nominees in relation to any of the Company Works).

18.8 The Executive shall forthwith and from time to time both during the Appointment under this contract and thereafter, at the request and expense of the Company, do all things and execute all documents necessary or desirable to give effect to the provisions of this clause 18 including, without limitation, all things necessary or conducive to obtain a patent or other protection for any invention or improvement relating to any of the Company Works in any part of the world and to vest such letters patent or other protection in the Company or its nominees.

19. Waiver of Rights

19.1 If the Executive’s employment is terminated:
(a) by reason of liquidation of the Company for the purpose of amalgamation or reconstruction; or
(b) as part of any arrangement for the amalgamation of the undertaking of the Company not including liquidation or the transfer of the whole or part of the undertaking of the Company to any Group Company; and

the Executive is offered employment of a similar nature with the amalgamated or reconstructed company on terms not less favourable to the Executive than the terms of this Agreement, the Executive will have no claim against the Company under this Agreement in respect of that termination.

20. Data Protection

20.1 The Company shall hold and process personal data (including special categories of personal data) relating to the Executive in manual and automated filing systems. Details about how and why the Company generally processes employee personal data (including the Executive's personal data) are set out in the Company's staff privacy notice, the current version of which is available from the HR/legal department. By entering into this agreement, the Executive confirms that he has read and understood the Company's staff privacy notice.

20.2 It is important that all Company employees take appropriate steps to protect personal data and use it lawfully. Accordingly, the Executive shall treat all personal data relating to any person, whether within or outside the Company, which he acquires in the proper course of his employment in effect as if it were confidential information of the Company and shall not do/or omit to do anything that would put the Company in breach of any applicable data protection laws in force from time to time, including but not limited to the General Data Protection Regulation. He also confirms that he will comply with the Company's current data protection policy and other Company policies relating to the security and use of personal data, copies of which are available from the HR department. A failure to comply with these policies may be dealt with under the Company's disciplinary procedure and, in deliberate or very serious cases of data misuse, may be treated as gross misconduct potentially leading to dismissal.

20.3 The Executive acknowledges that due to his position rank, the Company may process personal data contained in this Agreement, as well as professional background, education, affiliation, shareholding, conflict of interest, ID/passport data, citizenship, to make obligatory public disclosures and reports, to execute auditor’s requests and to perform other legal obligations, including anti-money laundering requirements (disclosure of beneficiaries) (art. 6 para. 1 c of General Data Protection Regulation). The Executive have the right to request access to his personal data, to have his personal data corrected, restricted or deleted, and to object to processing of his personal data. The

Executive has the right of data portability. Respective rights may be subject to various limitations under the General data protection regulation. The Executive has a right to lodge a complaint with the data protection authority if he has concerns about processing of his personal data by the Company.

20.4 The Executive agrees to keep the Company informed of any changes to his personal data.

21. Communications

21.1 Telephone calls made and received by the Executive using the Company’s equipment and use of the Company’s e‑mail system to send or receive personal correspondence may be recorded by the Company on its communications systems. Any recordings made shall at all times remain the property of the Company and, if necessary, may be used as evidence in the case of investigations or disputes between the Company and third parties.

22. Notices

22.1 Any notice may be given personally to the Executive or to the CEO (as the case may be) or may be posted to the Executive either at his address given above or at his last known address or to the Company (for the attention of the CEO) at its registered office for the time being. Any such notice sent by post shall be deemed served forty‑eight hours after it is posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and put in the post.

23. Miscellaneous Matters

23.1 For the purpose of establishing the duration of the employment, the Executive’s continuous period of employment began on February 16, 2007.

23.2 The Company’s Disciplinary Procedure, as in force from time to time, shall apply to the Executive. This is non-contractual. If the Executive is dissatisfied with any disciplinary decision taken against him, he may appeal in accordance with the terms of the Company’s Disciplinary Procedure.

23.3 If the Executive has a grievance relating to his employment he should first apply in person to the CEO. If the matter is not then settled, the Executive should send written grounds of appeal to the Chief People and Diversity Officer, EMEA and APAC, who will appoint an appropriate individual to hear the appeal. The appeal manager’s decision on such matters shall be final.

23.4 Upon the termination of the Executive’s employment (for whatever reason and howsoever arising) the Executive shall immediately repay all outstanding debts or loans due to the Parent, the Company or any Associated Company and the Company is hereby authorised to deduct from any payment of salary a sum in repayment of all or any part of such debts or loans.

23.5 The Executive may be required by the Company at any time to undergo an appropriate medical examination as determined by a doctor appointed by the Company.

23.6 The Executive will be provided with copies of the Molson Coors Code of Business Conduct and the Company’s Competition Law Compliance Code. The Executive agrees to review these Codes and sign an affirmation that he understands and will comply with their provisions.

23.7 Details of any training that the Executive is entitled to participate in will be notified to him from time to time.

24. Other Agreements

24.1 The Executive acknowledges and warrants that there are no agreements or arrangements or court orders which limit or restrict in any way the Executive from fully and efficiently performing his duties under this Agreement with effect from its commencement.

24.2 Other than where other policies, plans, codes or procedures are specifically referred to and imported into this Agreement, this Agreement represents the entire agreement between the Parent, the Company or any Associated Company and the Executive relating to the employment of the Executive. In the event of any inconsistencies between any such policies, plans, codes or procedures, the terms of this Agreement shall prevail. This Agreement cancels and is in substitution of all previous agreements, arrangements and understandings (whether oral or in writing) between the Executive and the Parent, the Company and/or any Associated Company.

24.3 This Agreement may only be varied in writing between the parties.

24.4 The Executive warrants that he is not entering into this Agreement in reliance on any representation not expressly set out herein.

25. Governing Law and Jurisdiction

25.1 This Agreement shall be governed by and construed in accordance with the Croatian law and each of the parties hereby irrevocably agrees for the exclusive benefit of the Company that the competent court in Zagreb has jurisdiction to settle any disputes which may arise out of or in connection with this Agreement. Any delay by the Company in exercising any of its rights under this agreement will not constitute a waiver of such rights.

25.2 This Agreement is signed in Croatian language and in English language in 2 (two) counterparts. Each party is entitled to receive one counterpart. In case of any dispute between the Croatian and English version of this Agreement, the English version shall prevail.

IN WITNESS whereof this Agreement has been signed by or on behalf of the parties hereto the day and year first before written

********************************

dana 1. siječnja 2022

ZAGREBAČKA PIVOVARA d.o.o.
- i -
SERGII IESKOV

MENADŽERSKI UGOVOR

OVAJ UGOVOR je pripremljen dana 1. siječnja 2022

IZMEĐU

(1) ZAGREBAČKA PIVOVARA d.o.o., Ilica 224, OIB: 83771985821, zastupano po gosp. Miroslavu Holjevcu, predsjedniku Uprave i gđi Slavici Kozina, članu Uprave, (dalje u tekstu: “Društvo”)

I

(2) Gosp. SERGII IESKOV, Zagreb, Vinogradska 134, OIB: 21045277405 (“Direktor”)

UGOVORNE STRANE SU SE SPORAZUMJELE kako slijedi:

1. Definicije
U ovom Ugovoru:

“Imenovanje”	podrazumijeva zaposlenje Izvršnog Direktora sukladno ovom Ugovoru.
“Povezano društvo”	podrazumijeva društvo koje je u određenom trenutku povezano s Društvom Majkom (osim Društva).
„Glavni Izvršni Direktor“	podrazumijeva glavnog izvršnog direktora Društva Majke u određenom trenutku.
“Dopust”	podrazumijeva bilo koji period suspenzije ili potpunog isključenja opisanog u članku 15.
„Društvo Majka“	podrazumijeva Molson Coors Beverage Company, Društvo Majku Društva

2. Imenovanje

2.1 Direktor će biti zaposlen u Društvu na radnom mjestu Predsjednik i Glavni Izvršni Direktor Molson Coors EMEA & APAC (razred GGS 20) ili u takvom drugom svojstvu sličnog statusa koji Društvo ili Glavni Izvršni Direktor može zahtijevati osim ako i sve dok se njegov radni odnos ne raskine odlukom Društva ili Izvršnog Direktora u skladu s ovim Ugovorom.

3. Probni rok

3.1 Na ovo zaposlenje se ne primjenjuje probni rad.

4. Ovlasti i dužnosti

4.1 Izvršni Direktor će izvršavati ovlasti i obavljati dužnosti u vezi s poslovanjem Društva ili bilo kojeg Povezanog društva koje mu Društvo u određenom trenutku može povjeriti ili dodijeliti. Društvo zadržava pravo zahtijevati od Izvršnog Direktora da prestane obavljati dio svojih dužnosti i/ili zahtijevati od njega da obavlja dodatne dužnosti (pod uvjetom da takve dužnosti nisu neprikladne njegovom statusu). Izvršni Direktor će se pridržavati svih razumnih i zakonitih uputa i svih propisa, politika i postupaka Društva i Društva Majke. U bilo kojem trenutku, Društvo može imenovati bilo koju osobu ili osobe koje će djelovati zajedno s Izvršnim Direktorom radi obavljanja njegovih dužnosti i funkcija određenih ovim ugovorom. Opis posla priložen je ovom Ugovoru i čini njegov sastavni dio kao Prilog 1.

4.2 Izvršni Direktor odgovara Glavnom Izvršnom Direktoru i u svakom trenutku je dužan odmah dati Glavnom Izvršnom Direktoru (u pisanom obliku ako je tako zatraženo) sve informacije, savjete i objašnjenja koja se razumno mogu zahtijevati u vezi s pitanjima iz područja njegova djelovanja ili rukovođenja sukladno ovom Ugovoru, ili s poslovanjem Društva općenito. Izvršni Direktor će postupati sukladno svim zakonitim i razumnim uputama Glavnog Izvršnog Direktora.

4.3 Ako to zatraži Društvo, Izvršni Direktor će djelovati kao član uprave Društva. Izvršni Direktor će također obavljati dužnosti u ime bilo kojeg Povezanog društva, uključujući, ako to zahtijeva Glavni Izvršni Direktor, djelovanje kao zaposlenika ili direktora bilo kojeg takvog Povezanog društva. Ako je Izvršni Direktor imenovan za člana uprave Društva ili bilo kojeg Povezanog društva, on će se pridržavati svojih statutarnih dužnosti direktora prema Zakonu o trgovačkim društvima (ili ekvivalentnog zakona koji uređuje poslovanje povezanog društva) i svih drugih dužnosti koje ima prema Društvu i bilo kojem Povezanom društvu čiji je direktor. Također će se pridržavati statuta Društva i bilo kojeg Povezanog društva čiji je direktor.

4.4 Izvršni Direktor će odmah prijaviti svoje vlastito nezakonito postupanje i svako stvarno ili sumnjivo kršenje od strane zaposlenika Društva ili bilo kojeg Povezanog društva za koje postane svjestan.

4.5 Ugovorne strane su suglasne da će Izvršni Direktor biti neovisan u određivanju radnog vremena pri čemu će, kako bi svoj posao obavljao pravilno i pravovremeno, Izvršni Direktor pri utvrđivanju rasporeda radnog vremena osigurati da se njegov rad obavlja svaki radni dan (podrazumijevajući radni dan Društva), redovito od 8:00 do 16:00 sati, od ponedjeljka do petka, najmanje 40 sati tjedno, po potrebi i više, a po potrebi i vikendom i praznicima. Na Izvršnog Direktora ne primjenjuju se odredbe Zakona o radu koje uređuju maksimalno trajanje radnog vremena, rad noću, dnevni i tjedni odmor.

4.6 Izvršni Direktor će cijelo svoje radno vrijeme, pažnju i sposobnosti tijekom navedenih radnih sati posvetiti obavljanju svojih dužnosti na pravilan, lojalan i učinkovit način. Izvršni Direktor će dobro i lojalno služiti Društvu i svim Povezanim društvima i uložiti najveće napore da promiče njihove interese.

4.7 Tijekom obavljanja svojih radnih dužnosti, Izvršni Direktor će putovati na lokacije unutar i izvan Republike Hrvatske prema zahtjevima Društva ili Glavnog Izvršnog Direktora. Ne očekuje se da će Izvršni Direktor biti dužan raditi izvan Republike Hrvatske u periodu dužem od mjesec dana.

4.8 Uobičajeno mjesto rada Izvršnog Direktora bit će u poslovnim prostorijama Društva ili na drugom mjestu u Republici Hrvatskoj koje Društvo može u određenom trenutku odrediti na privremenoj ili trajnoj osnovi.

5. Plaća i poticaji

5.1 Izvršni Direktor će primati mjesečnu plaću u bruto iznosu od 230.769,24 kuna, najkasnije do 15. dana u mjesecu, za njegove usluge(rad) tijekom prethodnog mjeseca (koja uključuje sve direktorske naknade i plaće koje se mogu isplatiti Izvršnom Direktoru od strane Društva ili bilo kojeg Povezanog društva), umanjeno za uobičajene odbitke za porez i doprinose zaposlenika.

5.2 Izvršni Direktor ima pravo sudjelovati u godišnjem programu novčanih poticaja Društva, Molson Coors Incentive Plan (MCIP) u skladu s pravilima MCIP-a koja će vrijediti u datom trenutku. Međutim, Društvo zadržava pravo ukinuti ili izmijeniti uvjete MCIP-a ili bilo koju njegovu zamjenu godišnjeg programa novčanih poticaja u bilo koje vrijeme ili povremeno bez ikakve obveze pružanja zamjenskog ili ekvivalentnog sustava dodataka na plaću ili plaćanja naknade za takvu izmjenu ili povlačenje. Izvršni Direktor potvrđuje da nema ugovorno ili drugo zakonsko pravo na primanje bilo kakvog godišnjeg novčanog poticaja i da Društvo nije u obvezi upravljati bilo kojim programom novčanih poticaja na plaću. Nadalje, Izvršni Direktor potvrđuje da neće steći takvo pravo (ili primiti bilo kakvu isplatu novčanih poticaja na određenoj razini), niti će Društvo doći pod takvu obvezu, samo na temelju toga što je Izvršni Direktor primio jednu ili više isplata novčanih poticaja tijekom razdoblja u kojem je imenovan Izvršnim Direktorom. Izvršni Direktor će prestati imati pravo na primanje bilo kakvih isplata prema MCIP-u ako nije zaposlen na datum isplate.

5.3 Društvo će razmotriti (ali neće biti u obvezi povećati) plaću koja se isplaćuje prema ovom Ugovoru, prvi put 1. travnja 2023. godine. Nakon toga, najmanje jednom u svakih 12 mjeseci, Društvo će razmotriti (ali nije u obvezi povećati) plaću koja se isplaćuje prema ovom Ugovoru.

5.4 Izvršni Direktor ima pravo na isplatu “13. plaće” u bruto iznosu prosječne mjesečne bruto plaće.

5.5 Izvršni Direktor ima pravo na potporu za preseljenje u skladu s Pravilnikom o globalnim transferima, naknadu za školovanje za svoju djecu (međunarodna osnovna i srednja škola) i troškove zdravstvene zaštite (zdravstveno osiguranje) za svoju suprugu.

5.6 Izvršni Direktor nema pravo na bilo koju drugu plaću ili naknade kao službenik, direktor ili zaposlenik Društva ili bilo kojeg Povezanog društva.

5.7 Društvo ima pravo odbiti od plaće Izvršnog Direktora ili druge naknade (uključujući, ali ne ograničavajući se na bilo koje MCIP isplate, proviziju, plaćanje umjesto otkaza, naknadu za godišnji odmor i bolovanje) sve ili bilo koje iznose koje Izvršni Direktor duguje Društvu, uključujući, ali ne ograničavajući se na predujmove, preplate, neovlaštene troškove, troškove preseljenja, troškove popravka ili zamjene bilo koje opreme ili imovine koja pripada Društvu ili bilo kojem Povezanom društvu koju je Izvršni Direktor izgubio ili oštetio ili bilo kakav gubitak koji je pretrpjelo Društvo kao rezultat bilo kakvog zanemarivanja ili kršenja dužnosti od strane Izvršnog Direktora.

Životno osiguranje

5.8 Izvršni Direktor ima pravo sudjelovati u SwissLife osiguravajućem planu životnog osiguranja „2 times salary life assurance“ do apsolutnog maksimalnog iznosa 1.500.000 EUR, plativo do 65. rođendana u skladu s Pravilima navedenog plana SwissLife je u potpunosti diskrecijska pogodnost i Društvo zadržava pravo, prema svom apsolutnom nahođenju, obustaviti ili izmijeniti sve takve planove i nije obvezno osigurati zamjenski plan ili nadoknaditi Izvršnom Direktoru bilo kakav gubitak u naknadama nastalim kao rezultat takvog zatvaranja ili izmjene (osim ako to nalaže zakon).

6. Vozilo ili Dodatak za Vozilo

6.1 Društvo će Izvršnom Direktoru osigurati službeno vozilo u skladu s Politikom službenih vozila Društva koji će u određenom razdoblju biti na snazi.

7. Ostale pogodnosti i opcije dionica

7.1 Izvršni Direktor će imati pravo sudjelovanja u Dugoročnom poticajnom planu Molson Coors-a (dalje u tekstu: “Plan”), u skladu s uvjetima Plana. Društvo zadržava pravo prekinuti ili izmijeniti uvjete navedenog Plana u bilo koje vrijeme ili privremeno te u navedenom slučaju Društvo Majka, Društvo ili bilo koje Povezano društvo neće biti dužno pružiti zamjenski plan ili platiti naknadu za takav prekid ili izmjenu. Izvršni Direktor ovim putem potvrđuje da nema pravo na godišnju dodjelu (ili dodjelu za određeno razdoblje) prema Planu i da Društvo nema obvezu voditi dugoročni plan poticaja. Izvršni Direktor je također suglasan da neće steći takvo pravo, niti će Društvo doći pod takvu obvezu, samo na temelju toga što je primio jednu ili više dodjela ili plaćanja (ili dodjele ili plaćanja u određenom razdoblju) u okviru navedenog ili bilo kojeg drugog Plana tijekom svog radnog odnosa.

7.2 Izvršni Direktor će zadržati svoje članstvo u svim profesionalnim, cehovskim i drugim tijelima određenima od strane Društva ili statuta koja su nužna za obavljanje njegovih dužnosti sukladno ovom Ugovoru. Izvršni Direktor ima pravo na plaćanje ili nadoknadu od strane Društva do dvije pretplate na priznata stručna tijela ako je takvo stručno tijelo izravno povezano s trenutnim poslom Izvršnog Direktora ili s njegovim uobičajenim profesionalnim vještinama.

7.3 Izvršni Direktor ima pravo kupovati robu ili usluge od Društva ili bilo kojeg Povezanog društva uz pogodnosti popusta i provizija koje su u određenom trenutku odobrene od strane Glavnog Izvršnog Direktora Društva.

8. Troškovi

8.1 Društvo će nadoknaditi Izvršnom Direktoru uz predočenje zadovoljavajućih računa, ako to zatraži, sve razumne troškove putovanja, hotela, zabave i druge vlastite troškove na koje povremeno može biti ovlašten u izvršavanju svojih dužnosti. Takvi troškovi moraju nastati u skladu s Pravilnikom putovanja i troškova Društva koji će u datom trenutku biti na snazi.

9. Godišnji odmor

9.1 Izvršni Direktor ima pravo na 30 radnih dana plaćenog godišnjeg odmora u svakoj godini (kalendarskoj godini) u razdoblju koje odobrava Glavni Izvršni Direktor Društva.

9.2 Društvo može prema vlastitom nahođenju zahtijevati od Izvršnog Direktora da tijekom otkaznog roka uzme (ili ne uzme) pravo na godišnji odmor koji je stekao do datuma prestanka njegovog radnog odnosa, ali nije iskorišten, uključujući slučajeve kada je Društvo iskoristilo svoje pravo da Izvršnog Direktora oslobodi rada u skladu s klauzulom 16.2 ovog ugovora.

10. Bolest i ostali plaćeni dopusti

10.1 Pod uvjetom predočenja liječničkih uvjerenja zadovoljavajućih za Društvo (prema potrebi) i u skladu s politikom prisutnosti u društvu te povezano s postupkom prijavljivanja odsutnosti iz Društva zbog bolesti, ako je Izvršni Direktor odsutan s posla zbog bolesti ili nesreće, on će ima pravo na naknadu plaće u iznosu od 100% mjesečne bruto plaće za prva 42 dana bolovanja, a nakon toga ima pravo na naknadu plaće u visini razlike između iznosa neto plaće koju bi primao na temelju njegove osnovice ugovorene mjesečne bruto plaće i naknade za bolovanje koju dodjeljuje Hrvatski zavod za zdravstveno osiguranje (“Naknada za bolovanje Društva”).

10.2 Pod uvjetom predočenja liječničkih uvjerenja zadovoljavajućih za Društvo (prema potrebi) i u skladu s politikom prisutnosti u društvu te Povezano s postupkom prijavljivanja odsutnosti iz Društva zbog bolesti, ako je Izvršni Direktor odsutan s posla zbog korištenja roditeljskog dopusta, ima pravo na naknadu plaće u visini razlike između 50% iznosa neto plaće koju bi primao na temelju svoje osnovice ugovorene mjesečne bruto plaće i naknade za bolovanje koju je dodijelio Hrvatski zavod za zdravstveno osiguranje (“Naknada za bolovanje Društva””).

10.3 O bilo kojoj naknadi za Bolovanje osim one na koju Izvršni Direktor ima pravo prema članku 10.1 i 10.2 odlučivat će Glavni Izvršni Direktor. Takva naknada će uključivati svaku zakonsku naknadu za bolovanje koju je Društvo dužno platiti Izvršnom Direktoru.

10.4 Uz odredbe o godišnjem odmoru navedenim u ovom Ugovoru, Izvršni Direktor ima pravo na ostale plaćene zakonske dopuste za koje je ispunio uvjete. Pojedinosti o drugim vrstama plaćenog dopusta na koje Izvršni Direktor može imati pravo dostupne su u odjelu ljudskih resursa. Osim ako nije drugačije navedeno, oni ne čine dio ugovora o radu Izvršnog Direktora i Društvo ih može izmijeniti u bilo kojem trenutku.

11. Povjerljive informacije

11.1 Za potrebe ovog članka 11. „Povjerljive informacije” podrazumijevaju, bez ograničenja:
(i) poslovne tajne,
(ii) sve izume ili poboljšanja koje Izvršni Direktor može u određenom trenutku napraviti ili otkriti tijekom obavljanja svojih dužnosti,
(iii) pojedinosti o dobavljačima, njihovim uslugama ili kupcima te uslugama i njihovim uvjetima poslovanja,
(iv) cijene i uvjete poslovanja s klijentima,
(v) marketinške planove i predviđanja prodaje,
(vi) sve prijedloge koji se odnose na budućnost Društva Majke, Društva, Povezanog društva ili njihovih poslovanja ili bilo kojeg dijela u odnosu na navedeno,
(vii) pojedinosti o zaposlenicima i službenicima te o plaćama i drugim beneficijama koje im se isplaćuju,
(viii) bilo koje postojeće ili predložene poslovne pothvate, stjecanja, otuđenja, proizvodne ugovore ili vanjske poslove koji se odnose na društvo Majku, Društvo ili bilo koje Povezano društvo,
(ix) informacije koje se odnose na bilo koja poslovna pitanja, korporativne ili strateške ili poslovne planove, sustave upravljanja, financije, marketing ili prodaju bilo kojih prošlih, sadašnjih ili budućih proizvoda ili usluga, upravljačka izvješća, procese, izume, dizajne, know-how, popise prijedloga, otkrića, tehničke specifikacije i druge tehničke informacije koje se odnose na stvaranje, proizvodnju ili isporuku bilo kojih prošlih, sadašnjih ili budućih proizvoda ili usluga Društva Majke, Društva ili bilo kojeg Povezanog društva,
(x) sve informacije koje su klijenti/kupci, dobavljači ili druge osobe dali Društvu Majci, Društvu ili bilo kojem Povezanom društvu u povjerenju,
(xi) sve druge informacije (bez obzira jesu li ili nisu zabilježene u dokumentiranom obliku, ili na digitalnom nosaču podataka) koje su povjerljive ili komercijalno osjetljive i nisu u javnoj domeni,
(xii) bilo koju drugu informaciju o kojoj je Izvršni Direktor obaviješten kao povjerljivoj; i
(xiii) sve druge informacije za koje bi Izvršni Direktor trebao razumno očekivati da bi ih Društvo Majka, Društvo ili bilo koje Povezano društvo smatralo povjerljivim ili komercijalno osjetljivim.

11.2 Izvršni Direktor je upoznat s time da će tijekom svog redovnog radnog odnosa biti izložen Povjerljivim informacijama. Izvršni Direktor neće, niti tijekom razdoblja u kojem je imenovan, niti u bilo koje vrijeme nakon toga, bez vremenskog ograničenja, osim tijekom pravilnog obavljanja svojih dužnosti (ili ako je to zahtijevano zakonom), izravno ili neizravno:

(a) koristiti, razotkriti ili otkriti, ili
(b) kroz bilo kakvi propust da se upotrijebi sva dužna pažnja, uzrokovati otkrivanje ili dopustiti da bude otkriveno,

bilo kojoj osobi bilo koju drugu Povjerljivu informaciju u vezi s poslovanjem ili poslovima Društva Majke, Društva ili bilo kojeg Povezanog društva, ili bilo kojeg od njihovih klijenata ili kupaca, do kojih je mogao doći u bilo koje vrijeme tijekom njegovog zaposlenja u Društvu Majci, Društvu ili bilo kojem Povezanom društvu.

11.3 Izvršni Direktor je odgovoran za zaštitu povjerljivosti Povjerljivih informacija i uložit će sve svoje napore kako bi spriječio korištenje, otkrivanje ili iznošenje bilo koje Povjerljive informacije te će odmah obavijestiti Glavnog Izvršnog Direktora kada sazna ili posumnja da je bilo koja Povjerljiva informacija korištena, otkrivena ili priopćena.

11.4 Članak 11.2 se ne primjenjuje na Povjerljive informacije koje ulaze u javnu domenu osim (izravno ili neizravno) putem neovlaštenog otkrivanja ili neovlaštenog korištenja od strane bilo koje osobe (bilo da se radi o Izvršnom Direktoru ili ne).

12. Ograničenja tijekom razdoblja na koje je Izvršni Direktor imenovan

12.1 Izvršni Direktor tijekom razdoblja na koje je imenovan neće izravno ili neizravno biti zaposlen, pružati usluge ili biti službenik ili direktor, agent, partner ili konzultant, niti imati bilo kakav financijski interes ili na drugi način biti uključen ili zainteresiran za bilo koju trgovinu, posao ili zanimanje osim poslovanja Društva osim u sljedećim slučajevima:

(a) uz prethodnu pisanu suglasnost Glavnog Izvršnog Direktora, ali pristanak se može dati podložno svim odredbama ili uvjetima koje Glavni Izvršni Direktor zahtijeva, čije će se kršenje smatrati kršenjem uvjeta ovog Ugovora; ili
(b) kao držatelj najviše 3% bilo koje vrste dionica, zadužnica ili drugih vrijednosnih papira u društvu koje je uvršteno ili kojim se trguje na priznatoj burzi ulaganja.

12.2 U ovom članku izraz “zanimanje” uključuje bilo koji javni ili privatni rad (bilo za profit ili na neki drugi način) koji, prema razumnom mišljenju Društva, može smetati ili na drugi način ometati učinkovito i potpuno obavljanje dužnosti Izvršnog Direktora sukladno ovom Ugovoru. Izvršni Direktor potvrđuje da je prije sklapanja ovog Ugovora u potpunosti u pisanom obliku otkrio Društvu sve okolnosti za koje je svjestan u pogledu kojih postoji ili bi se moglo smatrati da postoji sukob interesa između Društva ili bilo kojeg Povezanog društva i Izvršnog Direktora ili njegovog bračnog ili izvanbračnog partnera (ili bilo koga koji živi kao takav), djece, roditelja ili drugih članova uže obitelji i Izvršni Direktor je suglasan da će Glavnom Izvršnom Direktoru odmah otkriti sve daljnje takve okolnosti koje mogu nastati tijekom ovog Ugovora.

12.3 U slučaju da Izvršni Direktor postane svjestan bilo kakvog stvarnog ili potencijalnog sukoba interesa između sebe (ili člana njegove uže obitelji) i Društva ili bilo kojeg Povezanog društva, odmah će dati sve pojedinosti o tome Glavnom Izvršnom Direktoru i postupati sukladno svim razumnim uputama Glavnog Izvršnog Direktora u vezi s rješavanjem takvog sukoba.

12.4 Izvršni Direktor neće tijekom razdoblja na koje je imenovan izravno ili neizravno imati nikakve poslove s bilo kojim od prošlih, sadašnjih ili budućih dobavljača, kupaca, agenata ili klijenata Društva Majke, Društva ili bilo kojeg Povezanog društva s kojima je imao izravne ili neizravne poslovne odnose ili s konkurentima Društva Majke, Društva ili bilo kojeg Povezanog društva, osim:

(a) za legitimne poslovne interese Društva Majke, Društva ili bilo kojeg Povezanog društva;
(b) na isključivo društvenoj osnovi; ili
(c) uz prethodnu suglasnost Glavnog Izvršnog Direktora.

12.5 Izvršni Direktor neće tijekom razdoblja na koje je imenovan, ni u svoje ime ni u ime bilo koje osobe, društva ili poduzeća izravno ili neizravno:
(a) tražiti ili nastojati utjecati da napusti Društvo Majku, Društvo ili bilo koje Povezano društvo ili obeshrabriti da bude zaposlen u Društvu Majci, Društvu ili Povezanom društvu bilo koju osobu koja je, prema saznanjima Izvršnog Direktora, postojeća ili potencijalna Osoba na koju se odnosi ograničenje Društva Majke, Društva ili bilo kojeg Povezanog društva;
(b) zapošljavati ili primati usluge od bilo koje Osobe na koju se odnosi ograničenje;

(c) nabaviti ili pomoći ili omogućiti drugoj osobi da zaposli ili primi usluge od bilo koje Osobe na koju se odnosi ograničenje.

“Osoba na koju se odnosi ograničenje” podrazumijeva bilo koju osobu koja je već zaposlena u Društvu Majci, Društvu ili bilo kojem Povezanom društvu ili se nalazi u procesu zapošljavanja na rukovodeću ulogu.

12.6 Izvršni Direktor neće tijekom imenovanja kopirati ili pamtiti Povjerljive informacije (kako je definirano u članku 11.) ili poslovne tajne Društva Majke, Društva ili bilo kojeg Povezanog društva s ciljem korištenja ili otkrivanja takvih informacija u bilo koju svrhu osim u korist Društva Majke, Društva ili bilo kojeg Povezanog društva.

12.7 Izvršni Direktor ne smije, bez prethodne pisane suglasnosti Glavnog Izvršnog Direktora, osim u obavljanju svojih dužnosti, bilo tijekom radnog odnosa ili nakon njegovog prestanka, bilo izravno ili neizravno:

(a) objaviti mišljenje, činjenicu ili materijal;
(b) održati bilo kakvo predavanje ili obraćanje;
(c) dati bilo kakvu neistinitu ili obmanjujuću izjavu;
(d) sudjelovati u stvaranju bilo kakvog filma, radio ili televizijskog prijenosa; ili
(e) komunicirati s bilo kojim predstavnikom medija (uključujući, ali ne ograničavajući se na televiziju (zemaljsku, satelitsku i kabelsku), radio, internet, novine i druge novinarske publikacije) ili s bilo kojom trećom stranom, koji se odnose na poslovanje ili poslove Društva Majke, Društva ili bilo kojeg Povezanog društva ili bilo kojeg od njegovih ili njihovih službenika, zaposlenika, kupaca, klijenata, dobavljača, distributera, agenata ili dioničara ili na razvoj ili iskorištavanje bilo kojeg intelektualnog vlasništva koje pripada Društvu Majci, Društvu ili bilo kojem Povezanom društvu.

12.8 Izvršni Direktor neće tijekom razdoblja na koje je imenovan poticati, nabavljati ili pomagati bilo kojoj trećoj strani da učini bilo što, što bi, ako to učini Izvršni Direktor, predstavljalo kršenje članka 12.

13. Ograničenja nakon prestanka rada

13.1 U članku 13. sljedeće riječi i izrazi imaju sljedeća značenja:
(i) „Mogući kupac” znači bilo koju osobu, društvo ili poduzeće koje je u 12 mjeseci neposredno prije Datuma ograničenja bilo (i) aktivna meta Društva Majke, Društva ili bilo kojeg Relevantnog Povezanog društva, ili (ii) su mu bili ponuđeni uvjeti ugovora od strane Društva Majke, Društva ili bilo kojeg Relevantnog Povezanog društva, ili (iii) je sudjelovalo u aktivnim pregovorima s Društvom Majkom, Društvom ili bilo kojim relevantnim Povezanim društvom u pogledu isporuke robe ili usluga od strane Društva Majke, Društva ili bilo kojeg Relevantnog Povezanog društva i s kojima je Izvršni Direktor:

(a) imao sklopljene pravne poslove u ime Društva Majke, Društva ili bilo kojeg Relevantnog Povezanog društva;
(b) za koje je bio odgovoran ili obaviješten preko zaposlenika, agenta ili konzultanta Društva Majke, Društva ili bilo kojeg Relevantnog Povezanog društva koji su mu odgovarali;
(c) o kojima je Izvršni Direktor posjedovao Povjerljive informacije.

(ii) “Relevantno Povezano društvo” znači svako Povezano društvo za koje je Izvršni Direktor obavljao usluge prema ovom ugovoru ili za koje je Izvršni Direktor imao odgovornost za operativno upravljanje ili je pružao materijalne usluge ili o kojem je Izvršni Direktor posjedovao Povjerljive informacije u bilo kojem trenutku tijekom razdoblja od 12 mjeseci neposredno prije Datuma ograničenja”;

(iii) "Relevantni proizvodi ili usluge" označavaju sve proizvode ili usluge koje su prodali ili isporučili Društvo ili bilo koje Povezano društvo tijekom razdoblja od 12 mjeseci neposredno prije Datuma stupanja na snagu i u koju je prodaju ili isporuku bio izravno uključen, zainteresiran ili povezan Izvršni Direktor ili o kojima je posjedovao Povjerljive informacije;

(iv) “Ograničeno poslovanje” znači poslovanje Društva Majke, Društva i Relevantnih Povezanih društava s kojima je Izvršni Direktor bio uključen u značajnoj mjeri u bilo kojem vremenu tijekom razdoblja od 12 mjeseci neposredno prije Datuma ograničenja;

(v) “Ograničeni kupac” znači bilo koje poduzeće, društvo ili drugu osobu koja je u bilo kojem trenutku tijekom razdoblja od 12 mjeseci neposredno prije Datuma ograničenja bila kupac ili imala naviku poslovanja s Društvom Majkom, Društvom ili bilo kojim Relevantnim Povezanim društvom i s kim ili kojim je Izvršni Direktor;

(a) imao sklopljene pravne poslove u ime Društva Majke, Društva ili bilo kojeg Relevantnog Povezanog društva; ili
(b) za kojeg je bio odgovoran ili obaviješten preko zaposlenika, agenta ili konzultanta Društva Majke, Društva ili bilo kojeg Relevantnog Povezanog društva koji su mu odgovarali; ili
(c) o kojem je Izvršni Direktor posjedovao povjerljive informacije

(vi) “Osoba na koju se odnosi ograničenje” podrazumijeva svaku osobu koja je na datum prestanka radnog odnosa Izvršnog Direktora bila zaposlena u Društvu Majci, Društvu ili bilo kojem Relevantnom Povezanom društvu na višoj izvršnoj razini ili višoj od navedene ili je bila zaposlenik ili konzultant, i u svakom slučaju s kojom je Izvršni Direktor radio ili imao materijalnih dogovora ili za čiji je rad bio odgovoran ili kojom je upravljao tijekom razdoblja od 12 mjeseci neposredno prije Datuma ograničenja; i

(vii) “Ograničeni dobavljač” označava svako društvo, poduzeće ili drugu osobu koja je u bilo koje vrijeme tijekom razdoblja od 12 mjeseci neposredno prije Datuma ograničenja bila davatelj ili dobavljač ili potencijalni dobavljač ili dobavljač robe ili usluga (osim komunalnih usluga i robe ili usluga koje se isporučuju u administrativne svrhe) za Društvo Majku, Društvo ili bilo koje Relevantno Povezano društvo, uključujući bilo koju osobu koja je pružala usluge Društvu Majci, Društvu ili bilo kojem relevantnom Povezanom društvu putem ugovora o savjetovanju, i s kojom je Izvršni Direktor imao posla u značajnoj mjeri tijekom tog razdoblja ili za koju je Izvršni Direktor odgovarao;

(vii) “Ograničeno područje” označava one zemlje u Europi, Bliskom istoku i Africi (EMEA) i azijsko-pacifičkoj regiji (APAC) u kojima je na Datum ograničenja Društvo Majka, Društvo ili bilo koje Povezano društvo bilo angažirano u istraživanju, razvoju, distribuciji, prodaji ili opskrbi ili se na drugi način bavilo Relevantnim proizvodima ili uslugama.

(ix) “Datum ograničenja” podrazumijeva datum raskida ovog Ugovora ili datum početka bilo kojeg perioda Dopusta sukladno članku 16., ovisno o tome koji datum nastupi ranije.

13.2 Izvršni Direktor neće, bez prethodnog pisanog pristanka Glavnog Izvršnog Direktora, u razdoblju od 12 mjeseci neposredno nakon Datuma ograničenja, agitirati, tražiti ili pristupiti, ili uzrokovati da ga se agitira, traži ili pristupi, u svrhu dobivanja posla ili narudžbe bilo koju osobu, društvo ili poduzeće koja je bila (i) Ograničeni kupac ili (ii) Potencijalni kupac s ciljem pružanja bilo kojeg konkurentskog proizvoda ili usluge.

13.3 Izvršni Direktor neće, bez prethodne pisane suglasnosti Glavnog Izvršnog Direktora, u razdoblju od 12 mjeseci neposredno nakon Datuma ograničenja, tražiti ili pokušavati tražiti ili postavljati narudžbe za nabavu proizvoda ili usluga od Dobavljača ako se kao rezultat toga može razumno očekivati da će dobavljač prestati isporučivati ili značajno smanjiti svoju opskrbu ili štetno mijenjati uvjete pod kojima isporučuje proizvode ili usluge Društvu Majci, Društvu ili bilo kojem Relevantnom Povezanom društvu.

13.4 Izvršni Direktor neće, bez prethodnog pisanog pristanka Glavnog Izvršnog Direktora, u razdoblju od 12 mjeseci neposredno nakon Datuma ograničenja obavljati ili pristati obavljati bilo kakve usluge ili isporuku ili pristati na isporuku bilo koje robe bilo kojoj osobi, društvu ili poduzeću koja je bila (i) Ograničeni kupac ili (ii) Potencijalni kupac, ili (iii) Ograničeni dobavljač ako se kao rezultat toga može razumno očekivati da će Ograničeni kupac ili Potencijalni kupac prestati koristiti ili značajno smanjiti svoju upotrebu proizvoda ili usluga Društva Majke, Društva ili bilo kojeg Povezanog društva ili u odnosu na Dobavljača, ako se razumno može očekivati da će Dobavljač prestati s opskrbom ili značajno smanjiti svoju opskrbu ili štetno mijenjati uvjete pod kojima isporučuje proizvode ili usluge Društvu Majci, Društvu ili bilo kojem Relevantnom Povezanom društvu.

13.5 Izvršni Direktor neće, bez prethodne pismene suglasnosti Glavnog Izvršnog Direktora, u razdoblju od 12 mjeseci neposredno nakon Datuma ograničenja,

(a) ponuditi posao ili zaposliti bilo koju Osobu na koju se odnosi ograničenje; ili
(b) ponuditi ili zaključiti bilo kakav ugovor o uslugama s bilo kojom Osobom na koju se odnosi ograničenje; ili
(c) pribaviti, olakšati ili pomoći u izradi takve ponude zapošljavanja ili ugovora o uslugama Osobi na koju se odnosi ograničenje od strane bilo koje osobe, društva, poduzeća ili druge organizacije; ili
(d) odvratiti bilo koju Osobu na koju se odnosi ograničenje od zaposlenja u Društvu Majci, Društvu ili bilo kojem Povezanom društvu.

13.6 Izvršni Direktor neće bez prethodnog pisanog pristanka Glavnog Izvršnog Direktora, u razdoblju od 12 mjeseci neposredno nakon Datuma ograničenja, biti angažiran, pružati usluge, biti dužnosnik, imati bilo kakav financijski interes ili se baviti u bilo kojem svojstvu ili bilo kojem poslovnom pitanju pružanjem konkurentskih proizvoda ili usluga unutar ili u vezi s Ograničenim teritorijom, uključujući, ali ne ograničavajući se na sljedeće konkurente Društva:

(i) Anheuser-Busch InBev;
(ii) Asahi;
(iii) Carlsberg; and
(iv) Heineken.

(“Ugovorna zabrana natjecanja ”).

Konkurenti Društva se s vremena na vrijeme mijenjaju i Društvo zadržava pravo obavijestiti Vas o svim promjenama na gornjem popisu.

13.7. U slučaju prestanka radnog odnosa, Društvo se obvezuje isplatiti Izvršnom Direktoru za razdoblje od 12 mjeseci (za vrijeme trajanja Ugovorne zabrane natjecanja) iznos jednak polovici prosječne mjesečne plaće isplaćene Izvršnom Direktoru u posljednja tri mjeseca prije prestanka radnog odnosa kao naknadu za Ugovornu zabranu natjecanja. Društvo nije dužno isplatiti naknadu za Ugovornu zabranu natjecanja u slučaju prestanka uzrokovanog bilo kojim razlogom navedenim u članku 17.6. ovog Ugovora.

Društvo može jednostrano, bez navođenja razloga, u bilo kojem trenutku odustati od Ugovorne zabrane natjecanja iz ovog članka. U slučaju odustajanja od Ugovorne zabrane natjecanja, obveza plaćanja naknade prestaje nakon dva mjeseca od podnošenja pisane izjave o odustajanju. Ovaj stavak se ne primjenjuje ako je Društvo oslobodilo Izvršnog Direktora od Ugovorne zabrane natjecanja, pisanim putem, prije prestanka radnog odnosa ili ako su ugovorne strane sklopile sporazum o tome.

13.8 Izvršni Direktor neće poticati, pomagati ili nagovarati bilo koju treću stranu da učini bilo što što bi, ako to učini Izvršni Direktor, predstavljalo kršenje gore navedenih članaka od članka 13.2 do 13.6.

13.9 Članak 13.6 ne sprječava Izvršnog Direktora da bude držatelj najviše 3% bilo koje vrste dionica, zadužnica ili drugih vrijednosnih papira u društvu koje je izlistano ili kojim se trguje na priznatoj burzi ulaganja niti da bude zaposlen, angažiran, zainteresiran ili obaviješten za bilo koje poslovanje u onoj mjeri u kojoj se dužnosti ili rad Izvršnog Direktora odnose isključivo na zemljopisna područja u kojima posao nije u konkurenciji s Društvom Majkom, Društvom ili bilo kojim Relevantnim Povezanim društvom.

13.10 Obveze koje su nametnute Izvršnom Direktoru ovim člankom 13. odnose se na njega koji djeluje ne samo za svoj račun, već i u ime bilo kojeg drugog društva, organizacije ili druge osobe i primjenjivat će se bez obzira djeluje li izravno ili neizravno.

13.11 Izvršni Direktor se slaže da:
(a) svaki od podstavaka sadržanih u ovom članku 13. predstavlja potpuno zaseban, odvojiv i neovisni ugovor sa ograničenjima za njega
(b) rajanje, opseg i primjena svakog od ograničenja sadržanih u ovom članku 13. nije opsežnije nego što je potrebno za zaštitu dobrog imena i poslovnih veza Društva; i
(c) ako se Izvršnom Direktoru ponudi novo zaposlenje, ili novo imenovanje ili angažman, on pristaje odmah obavijestiti osobu koja daje ponudu s uvjetima ovog članka 13.
(d) ako se njegovo ograničenje sadržano u ovom članku 13. utvrdi nevažećim, ali bi bilo valjano da je neki njegov dio izbrisan ili izmijenjen, ograničenje će se primjenjivati s onim brisanjem ili izmjenom koje može biti potrebna da bi ograničenje postalo valjano i učinkovito.

14. Povrat imovine

14.1 Za potrebe ovog članka 14., „Imovina” znači ključeve, mobilni telefon, računalnu opremu, sve liste klijenata ili kupaca, korespondenciju i sve druge dokumente, diskove, uređaje za pohranu informacija, papire i zapise (uključujući, bez ograničenja, sve zapise pohranjene u elektroničkim sredstvima, zajedno sa svim kodovima ili uređajima potrebnim za potpuni pristup takvim zapisima), dizajnom sustava, dizajnom softvera, softverskim programima (u bilo kojem mediju), prezentacijama, prijedlozima ili specifikacijama koje je možda pripremio ili su došle u njegov posjed, ili ih je čuvao ili vršio kontrolu nad njima tijekom njegovog zaposlenja. Ovo uključuje sve kopije, reprodukcije, izvatke i sažetke bilo čega od gore navedenog.

14.2 Izvršni Direktor će nakon raskida ovog Ugovora, ili kad god to zatraži Društvo, uključujući i kad mu je određen Dopust sukladno članku 16.2:
(a) odmah predati Društvu svu Imovinu Društva Majke, Društva ili bilo kojeg Povezanog društva, a Izvršni Direktor neće imati pravo i neće zadržati niti jednu kopiju iste. Naslov i autorska prava na Imovini pripadaju Društvu.
(b) omogućiti pristup (uključujući lozinke) bilo kojem računalu ili drugoj opremi ili softveru u njegovom posjedu ili pod njegovom kontrolom koji sadrže informacije koje se odnose na Društvo Majku, Društvo ili bilo koje Povezano Društvo. Izvršni Direktor također je suglasan da Društvo ima pravo pregledavati, kopirati i/ili ukloniti sve takve informacije s bilo kojeg takvog računala, opreme ili softvera u vlasništvu Izvršnog Direktora ili pod njegovom kontrolom, a Izvršni Direktor je suglasan dopustiti Društvu razuman pristup istima za navedene svrhe.

15. Članstvo u upravi/Nadzornom odboru

15.1 Opoziv Izvršnog Direktora s dužnosti direktora ili člana Nadzornog odbora Društva ili bilo kojeg Povezanog društva ili neuspjeh Društva da ponovno izabere Izvršnog Direktora za direktora ili člana Nadzornog odbora Društva ili bilo kojeg Povezanog društva te ako će se prema Statutu za vrijeme postojanja Društva biti dužan povući se zamjenom ili na drugi način, neće uzrokovati prestanak radnog odnosa prema ovom Ugovoru.

15.2 Izvršni Direktor ne smije, osim uz suglasnost Društva za vrijeme svog zaposlenja, dati ostavku na dužnost direktora ili člana Nadzornog odbora Društva ili bilo kojeg Povezanog društva ili učiniti bilo što što bi moglo dovesti do toga da bude diskvalificiran od daljnjeg obavljanja dužnosti takvog direktora ili članka Nadzornog odbora.

15.3 Izvršni Direktor će podnijeti ostavku na mjesto direktora ili člana Nadzornog odbora Društva i svih Povezanih društava s trenutnim učinkom od trenutka raskida ovog imenovanja ili (ako to zatraži Društvo) s učinkom od datuma kada Društvo ostvari sva ili bilo koja od svojih prava prema članku 16.

16. Suspenzija i Dopust

16.1 Društvo može suspendirati Izvršnog Direktora na razumno razdoblje uz punu plaću u svrhu istrage suštine bilo kojeg potencijalnog disciplinskog predmeta koji uključuje Izvršnog Direktora i održavanja disciplinske rasprave ili u bilo kojim drugim okolnostima u kojima Društvo smatra da kontinuirana prisutnost Izvršnog Direktora u prostorijama Društva može ometati istragu. Izvršni Direktor ne smije tijekom bilo kojeg razdoblja suspenzije, bez pisanog pristanka Društva, otići u bilo koje prostorije Društva Majke, Društva ili bilo kojeg Povezanog društva niti kontaktirati ili imati posla s bilo kojim zaposlenikom, kupcem, klijentom ili dobavljačem društva Majke, Društva ili bilo kojeg Povezanog društva.

16.2 Kada ili Društvo ili Izvršni Direktor daju obavijest o otkazu ovog Imenovanja, Društvo može zahtijevati od Izvršnog Direktora da prestane obavljati sve ili djelomično svoje dužnosti prema ovom Ugovoru i/ili da ne pristupa prostorijama Društva tijekom cijelog ili bilo kojeg dijela otkaznog roka ako Društvo tako odluči. Društvo može zahtijevati od Izvršnog Direktora tijekom dijela ili cijelog tog razdoblja da obavlja dio, ali ne sve svoje uobičajene dužnosti ili da obavlja dužnosti različite od njegovih uobičajenih dužnosti, uključujući izvođenje određenih projekata ili zadataka (ali ne i dužnosti koje nisu primjerene njegovom statusu) te da radi od kuće. Izvršni Direktor će se pridržavati svih drugih razumnih uputa i uvjeta koje je Društvo nametnulo tijekom navedenog razdoblja.
16.3 Tijekom bilo kojeg razdoblja Dopusta u skladu s člankom 16.2, Društvo će nastaviti isplaćivati Izvršnom Direktoru njegovu uobičajenu plaću i osiguravati druge ugovorne beneficije na koje ima pravo prema ovom Ugovoru. Iako će Izvršni Direktor i dalje imati pravo na primanje svih MCIP isplata zarađenih prije njegovog Dopusta, ali koje dospijevaju tijekom razdoblja Dopusta, Izvršni Direktor neće imati pravo na daljnje akumuliranje ili isplatu bilo kojeg poticaja, bonusa ili provizije koja još nije zarađena na dan kada je započeo Dopust Izvršnog Direktora. Tijekom tog razdoblja Izvršni Direktor, koji će ostati u radnom odnosu, i dalje će biti vezan svim obvezama prema Društvu sukladno ovom Ugovoru.

16.4 Izvršni Direktor ne smije tijekom Dopusta biti izravno ili neizravno zaposlen u ili zadržan u ili savjetovati ili pomagati bilo koju drugu osobu, društvo ili subjekt u bilo kojem svojstvu, bilo da je plaćen ili neplaćen.

16.5 Izvršni Direktor će tijekom Dopusta ostati na raspolaganju za obavljanje bilo koje razumne dužnosti koju zatraži Društvo i općenito će surađivati s Društvom kako bi osigurao nesmetanu predaju svojih dužnosti. Ako se Izvršni Direktor ne stavi na raspolaganje za posao na koji je Društvo zatražilo da prisustvuje, njegova odsutnost će se smatrati neopravdanom i Izvršni Direktor neće imati pravo na plaću i ugovorne beneficije za takvo razdoblje nedostupnosti.

16.6 Društvo može imenovati drugu osobu za obavljanje dužnosti Izvršnog Direktora tijekom bilo kojeg razdoblja u kojem je on na Dopustu u skladu s ovim člankom 16.

16.7 Za vrijeme Dopusta, Izvršni Direktor ne smije stupiti u kontakt (uključujući društveni) s bilo kojim od zaposlenika, agenata, dobavljača, kupaca ili klijenta Društva Majke, Društva ili bilo kojeg Povezanog društva osim prema uputama Društva.

16.8 Izvršni Direktor ne smije objaviti nikakvu javnu najavu svog odlaska iz Društva prije ili za vrijeme Dopusta, osim u vrijeme i u rokovima koje je razumno odredilo Društvo.

17. Raskid ugovora

17.1 Društvo može raskinuti radni odnos Izvršnog Direktora slanjem pismenog otkaza Izvršnom Direktoru uz otkazni rok od 3 mjeseca. Izvršni Direktor može otkazati svoj radni odnos dostavljanjem pismenog otkaza Društvu uz otkazni rok od 3 mjeseca.

17.2 U slučaju raskida ovog Ugovora od strane Društva, osim u slučaju raskida iz razloga navedenih u članku 17.6, Izvršni Direktor ima pravo na otpremninu u iznosu od 24 (dvadeset i četiri) bruto mjesečne plaće, obračunate prema plaći koju je primio za mjesec koji je prethodio obavijesti o otkazu. Otpremnina se isplaćuje najkasnije u roku od 15 dana od dana obavještavanja o otkazu, s tim da Izvršnom direktoru ne može prestati radni odnos prije isplate otpremnine.

17.3 Otpremnina iz prethodnog stavka ovog članka ne isključuje otpremninu na koju Izvršni Direktor ima pravo u skladu s primjenjivim Kolektivnim ugovorom Društva, pri čemu će se u svrhu obračuna otpremnine sukladno primjenjivom Kolektivnom ugovoru Društva radni staž Izvršnog direktora u Društvu obračunavati od 01.01.2022.

17.4 Društvo zadržava pravo zadržati bilo koje isplate Izvršnom Direktoru nakon prestanka njegovog radnog odnosa, pod uvjetom da se pridržava članaka 14., 15.3 i svih ostalih uvjeta ovog Ugovora.

17.5 Ako Izvršni Direktor:
(a) bez ikakvog razumnog razloga zanemaruje, propušta ili odbija izvršiti sve ili bilo koju od svojih dužnosti ili obveza prema ovom ugovoru sukladno razumnim zahtjevima Glavnog Izvršnog Direktora;
(b) počne bolovati iz bilo kojeg razloga od bolesti povezane s mentalnim zdravljem; ili
(c) je osuđen za bilo koje kazneno djelo (osim prometnog prekršaja za koje mu nije izrečena zatvorska kazna, osim ako taj prometni prekršaj uključuje vožnju preko dozvoljene granice alkohola ili pod utjecajem zabranjenih supstanci, ili je djelo koje ne utječe na njegovu poziciju prema ovom ugovoru sukladno mišljenju Glavnog Izvršnog Direktora; ili
(d) proglasi osobni stečaj prema Zakonu o stečaju potrošača (NN 100/15, 67/18); ili
(e) mu je zakonski zabranjeno ili će mu biti zakonski zabranjeno da bude direktor; ili
(f) je kriv za bilo kakvo grubo nedolično ponašanje (što, radi izbjegavanja sumnje, uključuje svako ponašanje tijekom rada ili izvan njega koje ima za cilj dovesti Društvo Majku, Društvo ili bilo koje Povezano Društvo na loš ugled, npr. vožnja u alkoholiziranom stanju preko dozvoljenog ograničenja), ili grubi nemar ili je počinio bilo kakvu ozbiljnu ili trajnu povredu bilo koje svoje obveze prema Društvu Majci, Društvu ili bilo kojem Povezanom društvu (bilo prema ovom Ugovoru ili na neki drugi način);

(g) počini bilo koje djelo prijevare, nepoštene, koruptivne prakse, prekrši propise Republike Hrvatske o koji zabranjuju koruptivne radnje, u odnosu na Društvo Majku, Društvo ili bilo koje Povezano društvo. Nedolično se ponaša bilo tijekom ili izvan obavljanja svojih dužnosti prema ovom Ugovoru na način da, prema razumnom mišljenju Glavnog Izvršnog Direktora, poslovanje, postupanja, interesi ili ugled Društva Majke, Društva ili bilo kojeg Povezanog društva budu ili će vjerojatno biti štetno pogođeni;
(h) odbije ili zanemari poštivanje bilo kakvih zakonitih naloga koje mu je dalo Društvo;
(i) da ostavku na mjesto direktora Društva Majke, Društva ili bilo kojeg Povezanog društva bez pristanka Društva.

tada Društvo ima pravo raskinuti ovaj ugovor odmah bez otkaznog roka i bez obveze plaćanja bilo kakve naknade Izvršnom Direktoru.

17.6 Ugovor se ne može raskinuti za vrijeme privremene spriječenosti za rad Izvršnog Direktora zbog bolesti ili druge opravdane odsutnosti (službeno putovanje, školovanje itd.)

17.7 Svako kašnjenje ili odgađanje od strane Društva u ostvarivanju bilo kojeg prava na raskid ne predstavlja odricanje od istoga.

17.8 Izvršni direktor potvrđuje da je Uprava Društva Majke usvojila politiku povrata i da Izvršni direktor podliježe uvjetima politike povrata, koji se s vremena na vrijeme mogu mijenjati ili dopunjavati, te potvrđuje da su uvjeti politike povrata uključeni u ovaj Ugovor temeljem pozivanja na istu sukladno ovoj odredbi.

18. Intelektualno vlasništvo

18.1 Za potrebe ovog članka 18. sljedeće riječi i izrazi imat će sljedeća značenja:

(i) “Djela” podrazumijevaju sva djela, dizajne, inovacije, izume, poboljšanja, procese, izradu, trgovačke znakove i trgovačka imena.
(ii) "Djela Društva" označavaju sva djela koja su autorska djela, nastala, osmišljena, napisana ili izrađena od strane Izvršnog Direktora samog ili s drugima (osim samo onih Djela koja su autorska djela, nastala, osmišljena, napisana ili izrađena od strane Izvršnog Direktora u potpunosti izvan područja njegovog zaposlenja).
(iii) “Prava intelektualnog vlasništva” podrazumijevaju sve patente, žigove, znakove i oznake usluga, prava na dizajne, trgovačka ili poslovna imena ili znakove, autorska prava, prava na baze podataka i topografska prava (bez obzira je li bilo koji od njih registriran i uključujući zahtjeve za registraciju bilo koje takve stvari) i sva prava ili oblike zaštite slične prirode ili s jednakim ili sličnim učinkom kao navedena koja mogu postojati bilo gdje u svijetu.

18.2 Ugovorne strane predviđaju da Izvršni Direktor može stvoriti Djela Društva tijekom razdoblja ovog Imenovanja. Sva Djela Društva će biti u posjedu i vlasništvu Društva odmah po njihovom stvaranju. U uobičajenim dužnostima Izvršnog Direktora u svakom trenutku bit će:

(i) razmotriti na koji način i kojim novim metodama ili uređajima bi se proizvodi, usluge, procesi, oprema ili sustavi Društva s kojima se bavi Izvršni Direktor ili za koje je Izvršni Direktor odgovoran mogli poboljšati; i
(ii) odmah otkriti Društvu sve pojedinosti o bilo kojem izumu ili poboljšanju koje Izvršni Direktor u određenom trenutku može napraviti ili otkriti tijekom svojih dužnosti uključujući, bez ograničenja, pojedinosti o svim Djelima Društva; i
(iii) promicati interese Društva u vezi s navedenim

s namjerom da u skladu s hrvatskim Zakonom o autorskim pravima, Društvo ima pravo na isključivo i apsolutno vlasništvo nad bilo kojim takvim Djelima Društva i na njihovu isključivu upotrebu bez naknade i bez prava trećih strana.

18.3 U mjeri u kojoj takva prava ne pripadaju odmah Društvu, Izvršni Direktor ovime se slaže da će Društvu dodijeliti sva prava Izvršnog Direktora, naslov i korist Djela Društva, zajedno sa svim svojim pravima, titulom i koristi u bilo kojima i svim Intelektualnim imovinskim pravima koje u određenom trenutku postoje u Društvu.

18.4 U mjeri u kojoj takva prava ne pripadaju odmah Društvu, Izvršni Direktor ovime ustupa Društvu sva buduća autorska prava na Djela Društva te su ugovorne strane su suglasne da će sva takva buduća autorska prava pripasti Društvu.

18.5 Izvršni Direktor neće svjesno učiniti ništa što bi ugrozilo valjanost bilo kojeg patenta ili zaštite ili bilo koje prijave u vezi s bilo kojim od Djela Društva, ali će o trošku Društva pružiti svu moguću pomoć Društvu kako u dobivanju tako i u održavanju takvih patenta ili druge zaštite.

18.6 Izvršni Direktor neće niti tijekom razdoblja zaposlenja niti nakon toga iskorištavati ili pomagati drugima da iskoriste bilo koji od Djela Društva ili bilo kojeg izuma ili poboljšanja koje Izvršni Direktor u određenom trenutku može napraviti ili otkriti tijekom svojih dužnosti ili (osim ako će isto postati javno poznato), objaviti ili otkriti bilo koja takva Djela Društva ili izum ili poboljšanje ili dati bilo koju informaciju u vezi s navedenim, osim ako istu daje Društvu ili prema naputku Društva.

18.7 Izvršni Direktor ovime neopozivo ovlašćuje Društvo u svrhu ovog članka 18. da koristi njegovo ime i da potpisuje i izvršava sve dokumente ili čini bilo što u njegovo ime (ili gdje je to dopušteno da dobije patent ili drugu zaštitu u ime Društva ili u ime imenovanih osoba u Društvu u vezi s bilo kojim od Djela Društva).

18.8 Izvršni Direktor će odmah i u određenom trenutku tijekom razdoblja Imenovanja prema ovom ugovoru i nakon toga, na zahtjev i trošak Društva, učiniti sve i potpisati sve dokumente potrebne ili poželjne za provedbu odredbi ovog članka 18., uključujući, bez ograničenja sve što je potrebno ili pogodno za dobivanje patenta ili druge zaštite za bilo koji izum ili poboljšanje koje se odnosi na bilo koje od Djela Društva u bilo kojem dijelu svijeta i pružiti patentnu ili drugu zaštitu u korist Društva ili njegovih imenovanih osoba.

19. Odricanje od prava

19.1 Ako Izvršnom Direktoru prestane radni odnos:
(a) zbog likvidacije Društva u svrhu spajanja ili rekonstrukcije; ili
(b) kao dio bilo kojeg aranžmana o spajanju poduzetnika u kojem sudjeluje Društvo, a koje ne uključuje likvidaciju ili prijenos cjelokupnog ili dijela Društva na bilo koje Društvo Grupe; i

Izvršnom Direktoru se nudi zapošljavanje slične prirode s pripojenim ili rekonstruiranim društvom pod uvjetima koji nisu nepovoljniji za Izvršnog Direktora od uvjeta ovog Ugovora, Izvršni Direktor neće imati potraživanja prema Društvu prema ovom Ugovoru u pogledu tog raskida.

20. Zaštita podataka

20.1 Društvo će čuvati i obrađivati osobne podatke (uključujući posebne kategorije osobnih podataka) koji se odnose na Izvršnog Direktora u ručnim i automatiziranim sustavima arhiviranja. Pojedinosti o tome kako i zašto Društvo općenito obrađuje osobne podatke zaposlenika (uključujući osobne podatke Izvršnog Direktora) navedene su u obavijesti o privatnosti zaposlenika tvrtke, čija je trenutna verzija dostupna u HR/pravnom odjelu. Potpisivanjem ovog Ugovora, Izvršni Direktor potvrđuje da je pročitao i razumio obavijest o privatnosti osoblja tvrtke.

20.2 Važno je da svi zaposlenici Društva poduzmu odgovarajuće korake za zaštitu osobnih podataka i njihovu zakonitu upotrebu. Sukladno tome, Izvršni Direktor će sa svim osobnim podacima koji se odnose na bilo koju osobu, bilo unutar ili izvan Društva, koje stekne tijekom svog radnog odnosa, postupati kao da su povjerljivi podaci Društva i neće učiniti/ili propustiti učiniti sve što bi dovelo do kršenja bilo kojeg primjenjivog zakona o zaštiti podataka koji je u određenom trenutku na snazi, uključujući, ali ne ograničavajući se na Opću uredbu o zaštiti podataka. Također potvrđuje da će se pridržavati trenutne politike zaštite podataka Društva i drugih politika Društva koje se odnose na sigurnost i korištenje osobnih podataka, čije su kopije dostupne u odjelu ljudskih resursa. Nepoštivanje ovih pravila može se rješavati u disciplinskom postupku Društva, a u namjernim ili vrlo ozbiljnim slučajevima zlouporabe podataka može se tretirati kao grubo nedolično ponašanje koje može dovesti do otpuštanja.

20.3 Izvršni Direktor potvrđuje da zbog njegove pozicije, Društvo može obraditi osobne podatke sadržane u ovom Ugovoru, kao i podatke o profesionalnom iskustvu, obrazovanju, pripadnosti, sudioništvu, sukobu interesa, podatke o osobnoj iskaznici/putovnici, državljanstvu, radi obvezne javne objave i izvješća, izvršavanju zahtjeva revizora i izvršavanju drugih zakonskih obveza, uključujući zahtjeve usmjerene protiv pranja novca (otkrivanje korisnika) (čl. 6. stavak 1. c Opće uredbe o zaštiti podataka). Izvršni Direktor ima pravo zatražiti pristup svojim osobnim podacima, da se njegovi osobni podaci isprave, ograniče ili izbrišu te prigovoriti na obradu njegovih osobnih podataka. Izvršni Direktor ima pravo prenosivosti podataka. Odgovarajuća prava mogu biti podložna raznim ograničenjima prema Općoj uredbi o zaštiti podataka. Izvršni Direktor ima pravo uložiti pritužbu tijelu za zaštitu podataka ako ima nedoumice u vezi s obradom njegovih osobnih podataka od strane Društva.

20.4 Izvršni Direktor se slaže obavještavati Društvo o svim promjenama njegovih osobnih podataka.

21. Komunikacija

21.1 Telefonske pozive koje je izvršio i primio Izvršni Direktor koristeći opremu Društva i korištenje sustava e-pošte Društva za slanje ili primanje osobne korespondencije, Društvo može snimiti na svojim komunikacijskim sustavima. Sve snimljene snimke u svakom trenutku ostaju vlasništvo Društva i, ako je potrebno, mogu se koristiti kao dokaz u slučaju istraga ili sporova između Društva i trećih strana.

22. Obavijesti

22.1 Svaka obavijest može se osobno dati Izvršnom direktoru ili Glavnom Izvršnom direktoru Društva (u zavisnosti od slučaja) ili se može poslati Izvršnom direktoru na njegovu gore navedenu adresu ili na njegovu posljednju poznatu adresu ili Društvu (na pozornost njezinog glavnog izvršnog direktora) u svom registriranom poslovnom sjedištu u određenom trenutku. Svaka takva obavijest poslana poštom smatra se dostavljenom četrdeset osam sati nakon što je poslana, a za dokazivanje takve dostave dovoljno je dokazati da je obavijest pravilno adresirana i poslana poštom.

23. Razna pitanja

23.1 U svrhu utvrđivanja trajanja radnog odnosa, kontinuirano razdoblje zaposlenja Izvršnog direktora počelo je 16. veljače 2007.

23.2 Pravilnik o disciplinskom postupku Društva, koji je u određenom trenutku na snazi, primjenjuje se na Izvršnog Direktora. Navedeno nije regulirano ugovorom. Ako je Izvršni Direktor nezadovoljan bilo kojom disciplinskom odlukom donesenom protiv njega, može se žaliti u skladu s odredbama Pravilnika o disciplinskom postupku Društva.

23.3 Ako Izvršni Direktor ima pritužbe u vezi sa svojim zapošljavanjem, najprije se treba osobno obratiti Glavnom Izvršnom Direktoru. Ako se stvar tada ne riješi, Izvršni Direktor treba poslati pisane razloge za žalbu Glavnom službeniku za ljudstvo i različitost, EMEA i APAC, koji će imenovati odgovarajuću osobu koja će razmotriti žalbu. Odluka upravitelja žalbe o takvim stvarima je konačna.

23.4 Po prestanku radnog odnosa Izvršnog Direktora (iz bilo kojeg razloga i na koji god način) Izvršni Direktor će odmah vratiti sve nepodmirene dugove ili zajmove koje duguje Društvu Majci, Društvu ili bilo kojem Povezanom društvu, a Društvo je ovime ovlašteno odbiti od svake isplate plaće iznos za otplatu svih ili bilo kojeg dijela takvih dugova ili zajmova.

23.5 Društvo može u bilo kojem trenutku zahtijevati od Izvršnog Direktora da se podvrgne odgovarajućem liječničkom pregledu koji odredi liječnik kojeg imenuje Društvo.

23.6 Izvršni Direktor će dobiti kopije Kodeksa poslovnog ponašanja Molson Coorsa i Kodeksa usklađenosti s pravilima tržišnog natjecanja Društva. Izvršni Direktor pristaje pregledati ove Kodekse i potpisati potvrdu da razumije i da će se pridržavati njihovih odredbi.

23.7 Pojedinosti o svim obukama u kojima Izvršni Direktor ima pravo sudjelovati bit će mu povremeno saopćene.

24. Ostala uređenja

24.1 Izvršni Direktor potvrđuje i jamči da nema sporazuma ili dogovora ili sudskih naloga koji na bilo koji način ograničavaju ili limitiraju Izvršnog Direktora u potpunom i učinkovitom obavljanju svojih dužnosti prema ovom Ugovoru s učinkom od njegovog početka.

24.2 Osim kada se druge politike, planovi, kodeksi ili procedure izričito pozivaju ili implementiraju u ovaj Ugovor, ovaj Ugovor predstavlja cjelokupni sporazum između Društva Majke, Društva ili bilo kojeg Povezanog društva i Izvršnog Direktora koji se odnosi na zapošljavanje Izvršnog Direktora. U slučaju bilo kakvih nedosljednosti između takvih politika, planova, kodeksa ili postupaka, odredbe ovog Ugovora imaju prednost. Ovaj Ugovor poništava i zamjenjuje sve prethodne sporazume, dogovore i sporazumijevanja (bilo usmena ili pismena) između Izvršnog Direktora i Društva Majke, Društva i/ili bilo kojeg Povezanog društva.

24.3 Ovaj Ugovor može se mijenjati samo u pisanom obliku između strana.

24.4 Izvršni Direktor jamči da ne potpisuje ovaj Ugovor oslanjajući se na bilo kakvo predstavljanje koje ovdje nije izričito navedeno.

25. Mjerodavno pravo i nadležnost

25.1 Ovaj Ugovor će se regulirati i tumačiti u skladu s hrvatskim pravom i svaka od strana je ovime neopozivo suglasna u isključivu korist Društva da je stvarno nadležni sud u Zagrebu nadležan za rješavanje svih sporova koji mogu nastati iz ili u vezi s ovog Ugovora. Svako kašnjenje od strane Društva u ostvarivanju bilo kojeg od svojih prava iz ovog ugovora neće predstavljati odricanje od tih prava.

25.2 Ovaj Ugovor sklapa se na hrvatskom i engleskom jeziku u 2 (dva) primjerka, od kojih svaka strana dobiva po jedan primjerak. U slučaju nesuglasja između hrvatske i engleske verzije ovog Ugovora bit će mjerodavna verzija na engleskom jeziku.

U ZNAK SUGLASNOSTI ovaj Ugovor je potpisan od strane ili u ime stranaka na datum koji je gore naveden.

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SIGNED by/ POTPISANO od
Mr./Gosp. Miroslav Holjevac,
President of the Management Board/Predsjednik Uprave

/s/ Miroslav Holjevac ________________________
on behalf of the Company/u

Mrs./Gđa. Alina Ruzic,
Member of the Management Board/Član Uprave

/s/ Alina Ruzic ___________________________
on behalf of the Company/u

SIGNED by /POTPISANO od

Mr./Gosp. Sergii Ieskov

_____/s/ Sergii Ieskov _________________________